 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
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☐	Soliciting Material Under Rule § 240.14a-12

PDF SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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PDF SOLUTIONS, INC.

333 West San Carlos Street, Suite 1000

San Jose, California 95110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 30, 2017

Time and Date	10:00 a.m. local time, on Tuesday, May 30, 2017.

Place	PDF Solutions, Inc. corporate headquarters located at 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

Items of Business	(1)

The election of two members of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2019, or until such director’s respective successor is duly elected and qualified.

	(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

	(3)	The approval of the Company’s Fourth Amended and Restated 2011 Stock Incentive Plan to increase the number of authorized shares under such plan.

	(4)	The approval, by non-binding vote, of the compensation of our named executive officers disclosed in this Proxy Statement.

	(5)	The advisory, by non-binding vote, of the frequency of future advisory votes on named executive officer compensation.

	(6)	To consider such other business as may properly come before the Annual Meeting.

Record Date	You are entitled to vote only if you were a stockholder as of the close of business on April 3, 2017 (the “Record Date”).

Meeting Admission

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e. in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Voting

Your vote is very important. Whether or not you expect to attend the Annual Meeting in person, please vote your shares by either (i) completing and returning the enclosed proxy card in the mail; (ii) using the toll-free telephone number on your proxy card, if you are in Canada, Puerto Rico, or the United States; or (iii) using the Internet by following the instructions on your proxy card. If you vote by telephone or Internet, you do not need to return your proxy card.

Hosting of the materials	Our proxy statement, proxy card and annual report to stockholders for the year ended December 31, 2016, are available at http://ir.pdf.com/sec.cfm.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors,
/s/ Peter Cohn
PETER COHN
Secretary

San Jose, California

April 14, 2017

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL NO.1: ELECTION OF CLASS I DIRECTORS TO THE BOARD	5

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE	9

BOARD COMMITTEES	9

CORPORATE GOVERNANCE POLICIES	12

AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT	13

PROPOSAL NO.2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

PROPOSAL NO.3: APPROVAL OF THE FOURTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN	16

PROPOSAL NO.4: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION	22

PROPOSAL NO.5: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICERS’ COMPENSATION	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26

EQUITY COMPENSATION PLAN INFORMATION	27

EXECUTIVE COMPENSATION	28

COMPENSATION COMMITTEE REPORT	38

SUMMARY COMPENSATION TABLE	38

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2016	40

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2016	41

STOCK VESTED IN FISCAL YEAR 2016	42

DIRECTOR COMPENSATION	45

APPENDIX A: FOURTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN	49

PDF SOLUTIONS, INC.

333 West San Carlos Street, Suite 1000

San Jose, California  95110

PROXY STATEMENT

FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 30, 2017

Our Board is soliciting proxies for our 2017 annual meeting of stockholders.  This proxy statement (“Proxy Statement”) contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

The Board set April 3, 2017, as the record date for the Annual Meeting (the “Record Date”).  Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting, with each outstanding share entitled to one vote.  On the record date, there were 32,123,550 shares of our common stock, $0.00015 par value, outstanding.

Voting materials, which include this Proxy Statement, a proxy card and the 2016 Annual Report, will be mailed to stockholders on or about April 21, 2017.

In this Proxy Statement:

●	“We,” “us,” “our,” “PDF,” “PDF Solutions,” and the “Company” refer to PDF Solutions, Inc.;

●	“Annual Meeting” means our 2017 annual meeting of stockholders;

●	“Board” or “Board of Directors” means our Board of Directors; and

●	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Meeting

The Annual Meeting is being held on Tuesday, May 30, 2017, at 10:00 a.m. local time, at the Company’s headquarters located at 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

All stockholders of record who owned shares of our stock as of the Record Date may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a proxy statement and a proxy card from us because you owned shares of our common stock on the Record Date.  This Proxy Statement describes matters on which we would like you, as a stockholder, to vote.  It also gives you information on these matters so that you can make an informed decision.

If you sign the proxy card, you appoint Dr. John K. Kibarian, our Chief Executive Officer and President, and Gregory C. Walker, our Vice President, Finance and Chief Financial Officer, or either of them, proxies and attorneys-in-fact to represent you at the Annual Meeting.  Dr. Kibarian and/or Mr. Walker will vote your shares at the Annual Meeting as you have instructed them on the proxy card that you return.  Your shares will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the Annual Meeting, it is a good idea to, in advance of the Annual Meeting, indicate your preferences on the enclosed proxy card, and then date, sign and return your proxy card, or vote your shares by telephone or via the Internet, just in case your plans change and you are unable to attend the Annual Meeting.

Proposals to be Voted on at the Annual Meeting

You are being asked to vote on the following:

(1)

To elect two members of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2019, or until such director’s respective successor is duly elected and qualified.

(2)	To ratify the appointment PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

(3)	To approve the Company’s Fourth Amended and Restated 2011 Stock Incentive Plan to increase the number of authorized shares under the plan.

(4)	To approve, by non-binding vote, the compensation of our named executive officers disclosed in this Proxy Statement.

(5)	To advise, by non-binding vote, on the frequency of future advisory votes on named executive officer compensation.

(6)	To take action on any other business as may properly come before the 2017 Annual Meeting or any adjournments or postponements thereof.

The Board recommends a vote FOR the director nominees, FOR Proposals 2, 3, and 4, and every 1 YEAR for Proposal 5.

Voting Procedures

You may vote by mail.

To vote by mail, please indicate your preferences on the enclosed proxy card, date and sign your proxy card and return it in the enclosed, postage-prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed.

You may vote in person at the Annual Meeting.

We will pass out written ballots to any stockholder who attends the Annual Meeting in person and requests to vote in person.  If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.  Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote by telephone or via the Internet.

If you live in the United States, Puerto Rico, or Canada, you may submit your votes on the proxy by following the “Vote-by-Telephone” instructions on the proxy card.  If you have Internet access, you may submit your proxy from any location in the world by following the “Vote-by-Internet” instructions on the proxy card.

You may revoke your proxy.

If you change your mind after you have returned your proxy card or submitted your proxy by telephone or via the Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting.  You may revoke your proxy by:

●	entering a new vote by telephone, via the Internet or by signing and returning another proxy card at a later date, but before the polls close at the Annual Meeting;

●

providing written notice of the revocation before the Annual Meeting to us at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California, 95110; or

●	voting in person at the Annual Meeting.

Proxy Solicitation

Solicitation of proxies may be made by means of personal calls upon, or telephonic, facsimile or electronic communications with, stockholders or their personal representatives by our directors, officers and employees. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account.  Please sign and return all proxy cards that you have received to ensure that all of your shares are voted.

Quorum Requirement

Shares are counted as “present” at the Annual Meeting if the stockholder either:

●	votes in person at the Annual Meeting; or

●	has properly submitted a proxy card in the mail, or voted by telephone or via the Internet.

The presence (either in person or by proxy) of a majority of our outstanding shares constitutes the quorum required for holding the Annual Meeting and conducting business.

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

If your shares are held in your name, you must return your proxy card in the mail, vote by telephone or via the Internet, or attend the Annual Meeting in person, in order to vote on the proposals.  If your shares are held in “street name” and you do not return your proxy card in the mail, or vote by telephone or via the Internet, your stockbroker may either:

●	vote your shares on routine matters; or

●	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a stockholder).  If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters.  This is called a “broker non-vote.”  Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.  Because the election of directors is done by a plurality of the votes, broker non-votes will not affect the election of directors.

We encourage you to provide specific instructions to your stockbroker by returning your proxy card or voting by telephone or Internet.  This ensures that your shares will be properly voted at the Annual Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. Accordingly, the effect of an abstention will generally be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors or the advisory vote on the frequency of future advisory votes on the overall compensation of the Company’s named executive officers.

Required Vote For the Election of Directors

Assuming a quorum of stockholders is represented either in person or by proxy at the Annual Meeting, the two nominees receiving the most votes cast will be elected as Class I directors.

Tabulation of the Votes

 Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, and delivered to Rochelle Woodward, our General Counsel.  Mrs. Woodward will act as the Inspector of Elections at the Annual Meeting.  The Inspector of Elections also has the responsibility of determining whether a quorum is present at the Annual Meeting.

Those shares represented by the proxy cards received, marked, dated, and signed or represented by votes cast using the telephone or the Internet, and not revoked, will be voted at the Annual Meeting.  If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice.  Any proxy card which is returned unmarked will be voted FOR the director nominees, FOR Proposals 2, 3, and 4, and every 1 YEAR for Proposal 5, and in any manner that the proxy holders deem desirable for any other matters that come before the Annual Meeting.  Broker non-votes will count as present for purposes of a quorum, but will not be considered as voting with respect to any matter for which the broker does not have voting authority, including the election of a director.

We believe that the procedures to be used by the Inspector of Elections to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the Annual Meeting.  We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting.  If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known.  You may obtain a copy free of charge from our Internet website at www.pdf.com, by contacting our Investor Relations Department at (408) 283-5606, or through the online EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement.  However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Dr. Kibarian and Mr. Walker to vote on such matters at their discretion.

Proposals for Next Year’s Annual Meeting

To have your proposal included in the proxy statement for the 2018 annual meeting of stockholders, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date that this year’s proxy statement is mailed to stockholders.  Thus, assuming that this Proxy Statement is mailed on or about April 21, 2017, your proposal for the 2018 annual meeting of stockholders should arrive at the Company’s office by December 22, 2017. Your proposal should be addressed to us at PDF Solutions, Inc., Attention: Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

In addition, our Bylaws provide that a proposal that a stockholder delivers or mails to our principal executive offices not less than 90 days and no more than 120 days prior to the one year anniversary date of this year’s meeting, which will be May 30, 2018 (the “Anniversary Date”), shall be considered timely received, which means any such proposal would need to be delivered or mailed to us between January 30, 2018 and March 1, 2018.  However, our Bylaws also provide that if the date of the annual meeting of stockholders is more than 30 days prior to, or more than 60 days after the Anniversary Date, and less than 60 days notice of the date of the meeting is given to stockholders, to be timely received the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the meeting date was first publicly announced. If you submit a proposal for the 2018 annual meeting of stockholders after March 1, 2018, or, in the circumstances described above, later than the close of business on the 10th day following the date that 2018 annual meeting of stockholders was first publicly announced, then management has the sole discretion to  present the proposal at the meeting, and the proxies for the 2018 annual meeting of stockholders will confer discretion on the management proxy holders to vote for or against your proposal at their discretion.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on
May 30, 2017:

Our proxy materials including our Proxy Statement, 2016 Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at http://ir.pdf.com/sec.cfm.

PROPOSAL NO. 1:  ELECTION OF CLASS I DIRECTORS

The Board of Directors, upon recommendation from the Nominating Committee of the Board of Directors, has nominated two candidates for election to the Board this year as Class I directors, Joseph R. Bronson and Professor Marco Iansiti.  Detailed information about each nominee is provided below.

Nominees for Class I Directors

The Company’s amended and restated bylaws (our “Bylaws”) provide that the number of directors shall be established by the Board or the stockholders of the Company.  The Company’s amended and restated certificate of incorporation provides that the directors shall be divided into three classes, with each class serving for staggered, three-year terms and one class being elected at each year’s annual meeting of stockholders.  The Board has set the number of Directors at six, consisting of two Class I directors, two Class II directors and two Class III directors. One of the Class III director seats is currently vacant.

The Class I directors elected at the Annual Meeting will hold office until the first annual meeting that is held after the fiscal year ending December 31, 2019, or until each such director’s successor has been duly elected and qualified.  The terms of the Class II and Class III directors will expire at the annual meeting of stockholders next following the fiscal years ending December 31, 2017, and December 31, 2018, respectively. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled.  If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominee named below.  In the event that the Company’s nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill such vacancy.  It is not expected that the nominee listed below will be unable or will decline to serve as a director. The Class I nominees listed below are Mr. Bronson and Prof. Iansiti, who each presently serves as a director of the Company and has consented to serve a three-year term.

 Certain individual experience, qualifications, attributes and skills of the below named directors that led the Board to conclude that Mr. Bronson and Prof. Iansiti should be re-nominated as directors are described in  the biography below. The information below was provided by the nominee and the continuing Class II and Class III directors with unexpired terms. There is no family relationship between the continuing directors, executive officers and the Class I nominees.

Nominees for Class I Directors:

Joseph R. Bronson

Age	68

Director Since; Class	2014, Class I

Business Experience and Education

Mr. Bronson is currently Principal and Chief Executive Officer of The Bronson Group, LLC, which provides financial and operational consulting services, and is a Strategic Advisor to Cowen & Co., a New York City based investment bank. He also serves on the boards of directors of Maxim Integrated Products, Inc., Jacobs Engineering Group Inc., SDC Materials, and Ryan Herco Flow Solutions. Prior to his affiliation at Cowen & Co., from May 2011 to March 2014, he was affiliated with GCA Savvian, LLC, as an Advisory Director. From January 2009 to March 2010, Mr. Bronson served as the Chief Executive Officer of Silicon Valley Technology Corporation, a private company that provides technical services to the semiconductor and solar industries. Prior to that, from August 2007 to October 2008, Mr. Bronson served as President and Chief Operating Officer of Sanmina-SCI, a worldwide contract manufacturer, and also served on Sanmina-SCI's board of directors from August 2007 to January 2009. Prior to that, Mr. Bronson served as President and Co-Chief Executive Officer of FormFactor, Inc. from November 2004 to February 2007. Mr. Bronson also served as a senior executive at Applied Materials, Inc. from 1984 through 2004, including as  the Chief Financial Officer from 1998 to 2004. Mr. Bronson holds a B.S. in accounting from Fairfield University and an M.B.A. in financial management from The University of Connecticut.

Board Committee Memberships	Chairman of the Audit and Corporate Governance Committee and member of the Compensation Committee and Nominating Committee.

Qualifications & Attributes

Mr. Bronson has extensive experience in finance and operations through positions he has held with various companies, including three years as President and Co-Chief Executive Officer of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards, between 2004 and 2007 and 21 years at Applied Materials in senior level operations management, concluding with the positions of Executive Vice President and Chief Financial Officer. Mr. Bronson is also a Certified Public Accountant in the State of New York, a member of the American Institute of Certified Public Accountants and a Series 7 and Series 63 Investment Advisor registered at FINRA. The Board has determined that Mr. Bronson is an “audit committee financial expert” based on his knowledge and understanding of generally accepted accounting principles and financial statements; experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues relevant to those of the Company; and an understanding of internal control over financial reporting. This financial experience is beneficial to the Company and, combined with Mr. Bronson’s extensive knowledge of the industry and operations, enables him to provide valuable strategic input to the Company.

Marco Iansiti

Age	56

Director Since; Class	2016; Class I

Business Experience and Education

Professor Marco Iansiti currently serves as the David Sarnoff Professor of Business Administration and heads the Technology and Operations Management Unit and the Digital Initiative at Harvard Business School. Professor Iansiti is also currently the chairman of the board of directors of Keystone Strategy Inc., a consulting firm he co-founded, and a member of the board of directors at Module Q, a personal resource management application. Previously, from April 2014 through November 2016, he was a member of the board of AltX, a data platform and marketplace for alternative investments, and from May 2011 to March 2012, Professor Iansiti was a member of the board of Leonardo-Finmeccanica SpA, a global high-tech company in the aerospace, defense, and security sectors, which is publicly listed in Italy. He holds an A.B. and Ph.D. in Physics from Harvard University.

Board Committee Memberships	Chairman of the Compensation Committee and member of the Audit and Corporate Governance Committee and Nominating Committee.

Qualifications & Attributes

Professor Iansiti has taught at the Harvard Business School for twenty six years and consulted on strategy, business models, and innovation processes at such global companies as Microsoft, Facebook, IBM, Hewlett Packard, AT&T, Dell, and Amazon, among many others. His broad experience advising worldwide companies and deep experience in strategy, business models, and technology, including big data analytics, is especially beneficial to the Company as it continues to develop new products and solutions for electrical characterization in expanded markets.

Continuing Class II Directors:

Lucio Lanza

Age	72

Director Since; Class	1995; Class II

Business Experience and Education

Mr. Lanza is the Managing Director of Lanza techVentures, an early stage venture capital and investment firm, which he founded in January 2001, and the 2014 recipient of the Phil Kaufman Award for Distinguished Contributions to Electronic Design Automation (EDA). Since 2008, he has been a general partner and the chief technology strategist of Radnorwood Capital, LLC, and an investor in public technology companies. Mr. Lanza served as a non-executive director of ARM Holdings PLC from December 2004 to May 2010, and serves on the board of directors of several private companies. From August 2010 to March 2015, Mr. Lanza was a member of the board of Harris & Harris Group, a publicly traded venture capital company.  Mr. Lanza received a doctorate in electronic engineering from Politecnico of Milan.

Board Committee Memberships	Chairman of the Board. Chairman of the Nominating Committee and member of the Audit and Corporate Governance Committee and Compensation Committee.

Qualifications & Attributes

Mr. Lanza’s extensive operating history in the industry and detailed knowledge of the Company, combined with his experience as a chairman and director of numerous publicly traded and private semiconductor companies, serves the Company well in his role as our Chairman and as a director.

Kimon W. Michaels, Ph.D.

Age	51

Director Since; Class	1995; Class II

Business Experience and Education

Dr. Michaels, one of our founders, has served as our Vice President, Products and Solutions since July 2010. Dr. Michaels served as our Vice President, Design for Manufacturability from June 2007 through June 2010. Prior to that, Dr. Michaels served as our Vice President, Field Operations for Manufacturing Process Solutions from January 2006 through May 2007. From March 1993 through December 2005, he served in various vice presidential capacities at PDF. He also served as Chief Financial Officer from November 1995 to July 1998. Dr. Michaels received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Board Committee Memberships	None

Qualifications & Attributes

Dr. Michaels provides the Board with unique insight regarding Company-wide issues as an executive of the Company in various leadership capacities and levels of operations, and as a co-founder of the Company. This experience provides the Board with invaluable insight into Company operations.

Continuing Class III Director:

John Kibarian, Ph.D.

Age	53

Director Since; Class	1992; Class III

Business Experience and Education

Dr. Kibarian is one of our founders and has served as our President since November 1991 and our Chief Executive Officer since July 2000. Dr. Kibarian received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Board Committee Memberships	None

Qualifications & Attributes

Being a leader of the Company since its founding, Dr. Kibarian brings to our Board an extraordinary understanding of our Company’s business, history and organization. Dr. Kibarian’s training and education as an engineer, together with his day-to-day leadership and intimate knowledge of our business and operations, helps the Board in developing and executing the Company’s long-term strategy.

Vote Required

If a quorum is present at the Annual Meeting, the two nominees receiving the highest number of affirmative votes will be elected as a Class I directors for the three-year term following the Annual Meeting. Unless marked otherwise, proxies received will be voted FOR the election of the nominees.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES INDICATED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE

Board Meetings in 2016	9

Board Committees	Audit and Corporate Governance
Compensation
Nominating

Total Committee Meetings in 2016	12 (the number of meetings held by each committee is set forth below)

Director Attendance in 2016

Each Board member attended 75% or more of the meetings of the Board and the committees on which he served, held during the period for which he was a director or committee member. At our 2016 annual meeting of stockholders, all directors at the time were present either in person or by telephone. All directors are expected to attend the 2017 Annual Meeting.

BOARD COMMITTEES

The following table provides additional information regarding the committees of our Board of Directors during fiscal 2016:

Name of Committee and Members	Principal Functions of the Committee		Number of Meetings in Fiscal 2016
Audit and Corporate	●	Recommends the engagement of the independent registered public accounting firm.	5
Governance Committee	●	Monitors the effectiveness of our internal and external audit efforts.
Mr. Bronson (Chair)	●	Monitors and assesses the effectiveness of our financial and accounting organization and the quality of our system of internal accounting controls.
Prof. Iansiti	●	Oversees all aspects of the Company’s corporate governance functions on behalf of the Board and makes recommendations on corporate governance issues.
Mr. Lanza	●	Committee charter posted at http://www.pdf.com/ir-governance.

Compensation Committee	●	Establishes and administers our policies regarding annual executive compensation, including salaries, cash incentives, and long-term equity incentives.	7
Prof. Iansiti (Chair)	●	Assists with the administration of our stock incentive and purchase plans.
Mr. Bronson	●	Committee charter posted at http://www.pdf.com/ir-governance.
Mr. Lanza

Nominating Committee	●	Identifies, reviews and evaluates candidates to serve as directors.	—
Mr. Lanza (Chair)	●	Makes other recommendations to the Board regarding affairs related to the directors of the Company.
Mr. Bronson	●	Committee charter posted at http://www.pdf.com/ir-governance.
Prof. Iansiti

In addition to the Board and committee meetings noted above, the Board and certain of the committees also acted by unanimous written consent in the conduct of its business.

COMPENSATION COMMITTEE

As summarized above, and as more fully set forth in the charter to the Compensation Committee approved by the Company’s Board of Directors, the Compensation Committee has the authority to determine the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation, as well as to establish the Company’s general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. The Committee will also periodically review and make recommendations to the Board as to compensation for the non-employee directors of the Board.  We have included a more detailed discussion of the Company’s executive compensation program, its objective and the process we undergo to set and review our compensation determinations starting on page 28 of this Proxy Statement. In addition, page 12 of this Proxy Statement includes the Compensation Committee’s risk management review of the Company’s compensation policies and practices in fiscal year 2016 under the heading “Risk Assessment of Compensation Policies.”  Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

The Committee has exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Chief Executive Officer in a manner consistent with its determinations.  With respect to “executive officers” (as defined in Rule 3b-7 under the Exchange Act) and “officers” (as defined in Rule 16a-1(f) under the Exchange Act) of the Company, other than the Company’s Chief Executive Officer (“Other Executive Officers”), the Committee has authority to determine the amount and form of compensation paid to the Other Executive Officers, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Other Executive Officers in a manner consistent with its determinations. Except as set forth below, the Compensation Committee retains and does not delegate any of its power to determine matters of executive and director compensation, although it may from time to time delegate its authority on the matters with regards to non-officer employees and consultants of the Company to our Chief Executive Officer and other appropriate Company supervisory personnel.

The Compensation Committee also has authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the Compensation Committee in carrying out its responsibilities and functions as set forth herein. In 2016, the Compensation Committee did not retain any outside compensation consultants. In March 2016, the Company engaged Compensia, Inc., an independent compensation consultant, to provide advice on the Company’s stock plan proposal for the 2016 annual stockholders’ meeting.

NOMINATING COMMITTEE EVALUATION OF BOARD NOMINEES

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for re-election or if the Board decides to increase the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the philosophy explained below. Current members of the Nominating Committee are polled for suggestions as to individuals meeting the philosophy of the Nominating Committee. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, but the Company may in the future retain a third party search firm.

Once the Nominating Committee has identified a prospective nominee or if it has received a recommendation from a stockholder, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee concerning the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating Committee then evaluates the prospective nominee, taking into account the following:

●	the independence of the proposed director within the meaning of the listing standards of The Nasdaq Stock Market;

●	diversity of experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board of Directors or its committees; and

●	current composition of the Board, the balance of management and independent directors.

In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees.

Professor Iansiti was recommended as a director candidate by our Chief Executive Officer.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director in accordance with Section 2.5 of the Bylaws at the following address:

Board of Directors (or Nominating Committee, or name of individual director)

PDF Solutions, Inc.

Attention: Secretary

333 West San Carlos Street, Suite 1000

San Jose, California 95110

DIRECTOR INDEPENDENCE

The Company has adopted standards for director independence in accordance with NASDAQ Listing Rules and SEC rules.  An “independent director” means a person, other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company within the last three years.

The Board considered relationships, transactions or arrangements with each of the directors, including relationships and transactions discussed in “Certain Relationships and Related Transactions,” in this Proxy Statement and concluded that none of the current non-employee directors has any relationships with the Company that would impair his independence.  The Board has determined that each member of the Board, other than Dr. Kibarian and Dr. Michaels, is an independent director under applicable NASDAQ Listing Rules and SEC rules.  Dr. Kibarian and Dr. Michaels did not meet the independence standards because they are employees of the Company.

The Board has determined that:

●	all directors who serve on the Audit and Corporate Governance, Compensation, and Nominating Committees are independent under the NASDAQ Listing Rules and SEC rules; and

●

all members of the Audit and Corporate Governance Committee meet the additional independence requirement and they do not directly or indirectly receive compensation from the Company other than their compensation as directors.

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of the Company’s management, and in any event, not less than twice per year during regularly scheduled Board meeting days and from time to time as they deem necessary or appropriate.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons. In addition, the Board believes that the Chairman should not be an employee. Since April 2004, our Chairman has been Lucio L. Lanza. The Chairman of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate). The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance compared to a combined Chairman/Chief Executive Officer leadership structure.

Board Role in Risk Oversight

The Board of Directors plays a significant role in providing oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of the Company’s enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes and responsibility for the oversight of risk related to the Company’s corporate governance practices. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to (1) the Company’s compensation policies and practices and (2) administering the Company’s equity compensation plan(s). Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

RISK ASSESSMENT OF COMPENSATION POLICIES

The Compensation Committee, with the assistance of management, conducted a risk assessment of the Company’s compensation policies and practices in fiscal year 2016 and concluded that they do not motivate imprudent risk taking. In this regard, the Company notes that:

●	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

●	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

●	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value;

●	the Company’s compensation programs are weighted towards cash, and the equity component does not promote unnecessary risk taking; and

●

the Company’s compensation is limited to reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model.  Based on this assessment, the Board concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

CORPORATE GOVERNANCE POLICES

The Company provides information on its website about its corporate governance policies, including the Company’s Code of Ethics, which applies to all employees, officers and directors, including the Company’s principal executive officer and principal financial officer, and charters for the three standing committees of the Board (Audit and Corporate Governance, Compensation, and Nominating).  These materials can be found at www.pdf.com under the “Governance” link on the “Investor” tab. The Company’s website address provided is not intended to function as a hyperlink, and the information on the Company’s website is not, and should not be considered, part of this Proxy Statement and is not incorporated by reference herein.

Investors may also request free printed copies of the Code of Ethics and committee charters by sending inquiries to us at PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with NASDAQ continued listing requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

●	a majority of the Board are independent as defined in the NASDAQ Listing Rule 5605(a)(2);

●

all members of the standing committees of the Board (the Audit and Corporate Governance Committee, the Compensation Committee and the Nominating Committee) are independent as the term is defined under the NASDAQ Listing Rules;

●	the independent members of the Board meet at least twice per year in execution sessions without the presence of management;

●

the Company has an ethics hotline available to all employees, and the Company’s Audit and Corporate Governance Committee has procedures for the anonymous submission of employee complaints on accounting, internal controls, auditing or other related matters; and

●

the Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as to members of the Board

Stockholders Communications

Our Board welcomes all communications from our stockholders.  Stockholders may send communications to the Board or any director of the Board in particular, at the following address: PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.  Any correspondence addressed to the Board or to any one of our directors of the Board sent in care of our corporate offices is reviewed by our Investor Relations department and presented to the Board at its regular meetings.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Audit and Corporate Governance Committee of our Board is composed of three independent directors and operates under a written charter adopted by the Board of Directors.  The members of the Audit and Corporate Governance Committee are Mr. Bronson (Chair), Prof. Iansiti, and Mr. Lanza. Each of the members of the Audit and Corporate Governance Committee is independent as defined by the NASDAQ Listing Rules.  In addition and based on the background, education, qualification and attributes summarized in this Proxy Statement, our Board has determined that Mr. Bronson qualifies as an “audit committee financial expert” as defined by SEC rules.

Our Board has adopted a written charter for the Audit and Corporate Governance Committee which governs the Audit and Corporate Governance Committee’s functions and responsibilities. The Audit and Corporate Governance Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit and Corporate Governance Committee deems appropriate.

The Audit and Corporate Governance Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company’s independent registered public accounting firm.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon.  Management is responsible for our internal controls and the financial reporting process.  The Audit and Corporate Governance Committee is responsible for monitoring, overseeing and assessing the effectiveness of these processes.

The Audit and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2016.  The meetings were designed to facilitate and encourage communication between the Audit and Corporate Governance Committee, management and our independent registered public accounting firm PricewaterhouseCoopers LLP.  Management represented to the Audit and Corporate Governance Committee that our consolidated financial statements were prepared in accordance with GAAP.  The Audit and Corporate Governance Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016, with management and the independent registered public accounting firm.

The Audit and Corporate Governance Committee discussed with the independent registered public accounting firm the adequacy of the Company’s internal control system, financial reporting procedures and the matters required to be discussed by Auditing Standards No. 16, Communications with the Audit Committees, as adopted by the Public Company Accounting Oversight Board.

 The Audit and Corporate Governance Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  Additionally, the Audit and Corporate Governance Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from PDF Solutions, Inc.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit and Corporate Governance Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.:

Joseph R. Bronson, Chair Marco Iansiti
April 11, 2017	Lucio L. Lanza

The information contained in the Audit and Corporate Governance Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act and, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit and Corporate Governance Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Corporate Governance Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit and Corporate Governance Committee will consider interviewing other independent registered public accounting firms. There can be no assurances, however, that it will appoint another firm if this proposal is not approved.

Even if the selection is ratified, the Audit and Corporate Governance Committee in its discretion may select a different registered public accounting firm at any time to be the independent registered public accounting firm for the fiscal year ending December 31, 2017, if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of PwC is expected to be present at the Annual Meeting.  This representative will have an opportunity to make a statement and will be available to respond to questions.

Principal Accountant Fees and Services

The table below shows the fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for 2016 and 2015, and fees billed for other services rendered by PwC for those periods:

Fee Category	Fiscal 2016 Fees	Fiscal 2015 Fees
Audit Fees (1)	$968,840	$1,009,500
Audit-Related Fees (2)	$—	$80,000
All Other Fees	—	—
Total Fees	$968,840	$1,089,500

(1)	Represents the aggregate fees for professional services rendered in connection with the annual audit of financial statements, internal controls over financial reporting, and statutory audit.
(2)	Fees related to acquisition due diligence.

Policy on Audit and Corporate Governance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Corporate Governance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by PwC. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. PwC and Company management are required to periodically report to the Audit and Corporate Governance Committee regarding the extent of services provided by PwC in accordance with this pre-approval, and the fees performed to date. The Audit and Corporate Governance Committee may also pre-approve particular services on a case-by-case basis.

All services provided by PwC during the fiscal years ended December 31, 2015 and 2016, were approved by the Audit and Corporate Governance Committee in accordance with our pre-approval policy and applicable SEC regulations.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the votes cast at the Annual Meeting is required to approve this proposal.  Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the ratification of PriceWaterhouseCoopers LLP as Company’s independent registered public accounting firm, as disclosed in this Proxy Statement.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 3:  APPROVAL OF THE FOURTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

At our 2011 Annual Meeting of Stockholders, the stockholders approved the Company’s 2011 Stock Incentive Plan. The number of shares initially reserved for future awards under the 2011 Stock Incentive Plan was 3,200,000. At the 2013 Annual Meeting, our stockholders approved the First Amended and Restated 2011 Stock Incentive Plan to increase the number of shares reserved for awards under it to a total of 4,800,000 shares, which was an increase of an additional 1,600,000 shares.  At the 2014 Annual Meeting, our stockholders approved the Second Amended and Restated 2011 Stock Incentive Plan to increase the number of shares reserved for awards under it to a total of 6,550,000 shares, which was an increase of an additional 1,750,000 shares. At the 2016 Annual Meeting, our stockholders approved the Third Amended and Restated 2011 Stock Incentive Plan (the “Third Amended 2011 Plan”) to increase the number of shares reserved for awards under it to a total of 7,800,000 shares, which was an increase of an additional 1,250,000 shares. The Third Amended 2011 Plan took effect on May 31, 2016, and will continue through May 30, 2026, if this proposal is not approved.

At the 2017 Annual Meeting, we are asking our stockholders to approve the Fourth Amended and Restated 2011 Stock Incentive Plan (the “Fourth Amended 2011 Plan”) to increase the number of shares reserved for awards under it to a total of 9,050,000 shares, which is an increase of an additional 1,250,000 shares. As of April 3, 2017, there were 2,059,198 shares subject to outstanding grants and 3,522,226 shares remaining available for future grants under the Third Amended 2011 Plan. The Fourth Amended 2011 Plan would result in 4,772,226 shares being available for future awards based on the shares available for future awards under the Third Amended 2011 Plan as of April 3, 2017. If approved by our stockholders, the Fourth Amended 2011 Plan will take effect on May 30, 2017, and will continue through May 29, 2027.

On April 11, 2017, our Board of Directors adopted the Fourth Amended 2011 Plan, subject to the approval of the stockholders. The Board of Directors believes that the number of shares currently available for future awards is inadequate to achieve the purpose of the plan, which is to attract and retain the best possible individuals to promote our success. The Fourth Amended 2011 Plan is identical to the Third Amended 2011 Plan other than with respect to the increase in reserved shares and the extension to the term. The Board of Directors believes that the ability to continue to distribute equity awards under the Fourth Amended 2011 Plan is important for our continued growth and success.

 As of April 3, 2016, the fair market value of a share of Company common stock (based on the closing price of the Company’s common stock) was $22.55.

Promotion of Good Corporate Governance Practices

The Fourth Amended 2011 Plan was designed to include a number of best practice provisions that we believe reinforce the alignment between our stockholders’ interests and equity compensation arrangements for employees, non-employee directors and contractors. These provisions include, but are not limited to the following:

●	No Evergreen Provision. There is no “evergreen” feature providing for the annual replenishment shares of reserved for issuance under the Fourth Amended 2011 Plan.

●

No Repricing Without Stockholder Approval. The Fourth Amended 2011 Plan does not authorize, without stockholder approval, the “repricing” of a stock option or stock appreciation right by reducing the exercise price of such award or exchanging such awards for cash, other awards or new stock option or stock appreciation rights at a reduced exercise price.

●

No Automatic Single-Trigger Acceleration upon a Change of Control.  There is no provision for the automatic acceleration of unvested awards upon a change of control.  The applicable merger agreement may provide for acceleration of awards and the administrator has discretion to provide for acceleration upon a change of control with a related termination of employment.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Board.

●

No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of the grant.

●	Performance-Based Grants. We align a significant portion of our annual equity awards to employees and non-employee directors with Company performance.

●

Fungible Share Reserve. To manage dilution, the shares reserved for issuance under the Fourth Amended 2011 Plan will be reduced by 1.33 shares for every share issued as a stock grant or pursuant to a stock unit.

●

Burn Rate Commitment. To continue to manage and control the amount of our common stock used for equity compensation, on April 8, 2016, our Board adopted a resolution committing to stay below a 3-year average maximum burn rate for fiscal years 2016 through 2019, which our stockholders approved on May 31, 2016. This burn rate commitment requires us to limit the number of shares that we grant subject to stock awards each year of the three-year period to no more than an annual average of 7.0% of our weighted average common stock outstanding. Our three-year average burn rate through the end of fiscal year 2016 was 5.03%.

Description of the Fourth Amended 2011 Plan

The material features of the Fourth Amended 2011 Plan are outlined below. This summary does not purport to be a complete description of all of the provisions of the Fourth Amended 2011 Plan and is qualified in its entirety by reference to the complete text of the Fourth Amended 2011 Plan. Stockholders are urged to read the actual text of the Fourth Amended 2011 Plan in its entirety, a copy of which has been filed with the SEC as Appendix A to this Proxy Statement. Any stockholder who desires to obtain a copy of the Fourth Amended 2011 Plan may do so by written request to the Company’s Secretary at PDF Solutions, Inc., Attention: Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California, 95110.

 Eligibility and Types of Awards

 Only employees, non-employee directors and independent contractors shall be eligible to participate in the Fourth Amended 2011 Plan. Upon the adoption of the Fourth Amended 2011 Plan approximately 283 employees (including executive officers), three non-employee directors and one contractor will be eligible to participate in the Fourth Amended 2011 Plan.

The terms of the Fourth Amended 2011 Plan provide for discretionary incentive awards in the form of options (which may be incentive stock options or nonstatutory stock options), stock appreciation rights, stock grants and stock units (collectively, the “Awards”).

Administration of the 2011 Plan

The Board or a committee appointed by the Board shall administer the Fourth Amended 2011 Plan.  Any such committee shall generally be composed of directors who qualify as non-employee directors under Rule 16-3 of the Exchange Act or outside directors for purpose of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of the Fourth Amended 2011 Plan, the administrator of the Fourth Amended 2011 Plan shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Fourth Amended 2011 Plan, including, not limited to determining the type, number, vesting requirements and other features and conditions of such Awards; amending any outstanding Awards; accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate within the terms the Fourth Amended 2011 Plan allows; interpreting the Fourth Amended 2011 Plan and any Award agreement; correcting any defect, supplying any omission or reconciling any inconsistency in the Fourth Amended 2011 Plan or any Award agreement; adopting such rules or guidelines as it deems appropriate to implement the Fourth Amended 2011 Plan; making all other decisions relating to the operation of the Fourth Amended 2011 Plan; and adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its parent, or its subsidiaries and affiliates who reside outside of the United States.

Share Reserve

The stock issuable under the Fourth Amended 2011 Plan shall be authorized but unissued shares or treasury shares.  The aggregate number of shares reserved for Awards under the Fourth Amended 2011 Plan is 9,050,000 shares.  In addition, any shares subject to stock options or similar awards granted under the 2001 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to Awards granted under the 2001 Plan that are forfeited to or repurchased by the Company on or after November 16, 2011, when the 2011 Plan was approved by stockholders, shall be added to the Fourth Amended 2011 Plan share reserve and shall become available for issuance pursuant to the Fourth Amended 2011 Plan, with the maximum number of such shares to be added to the Fourth Amended 2011 Plan pursuant to such terminations, forfeitures and repurchases not to exceed 3,500,000 shares.  As of April 3, 2017, there were 500,628 such shares added to the 2011 Plan.  In the case of Awards other than stock options or stock appreciation rights, the aggregate number of shares reserved under the Fourth Amended 2011 Plan will be decreased at a rate of 1.33 per share issued pursuant to each such Award.

If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the shares underlying such Awards will again become available for Awards under the Fourth Amended 2011 Plan (for purposes of clarity, if the share reserve is reduced by 1.33 shares per share subject to Awards granted under the Fourth Amended 2011 Plan other than options or stock appreciation rights, then the share reserve shall be increased by 1.33 times the number of shares subject to such Awards that are so forfeited or terminated).  Further, if shares acquired pursuant to any such Award, are forfeited to or repurchased by the Company such shares shall return to the Fourth Amended 2011 Plan and again be available for issuance pursuant to the Fourth Amended 2011 Plan, provided that in the case of Awards, other than options or stock appreciation rights 1.33 times the number of shares so forfeited or repurchased will return to the Fourth Amended 2011 Plan and will again become available for issuance. Stock appreciation rights to be settled in shares shall be counted in full against the number of shares available for issuance under the Fourth Amended 2011 Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights.  Shares subject to a stock option or stock appreciation right that are retained by the Company to pay withholding taxes shall be deducted from the Fourth Amended 2011 Plan share reserve and shall not become available again for issuance under the Fourth Amended 2011 Plan.  Shares subject to Awards other than a stock option or stock appreciation right that are retained by the Company to pay withholding taxes shall not be deducted from the Fourth Amended 2011 Plan share reserve and shall become available again for issuance under the Fourth Amended 2011 Plan. Shares subject to a stock option that are deducted by the Company to pay the exercise price of the stock option shall be deducted from the Fourth Amended 2011 Plan share reserve and shall not become available again for issuance under the Fourth Amended 2011 Plan. If Awards are settled in cash, the shares that would have been delivered had there been no cash settlement shall not be counted against the shares available for issuance under the Fourth Amended 2011 Plan.

In the event of a subdivision of the outstanding shares, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the Fourth Amended 2011 Plan administrator will make such adjustments as it, in its sole discretion, deems appropriate to the number of shares and kind of shares or securities issuable under the Fourth Amended 2011 Plan (on both an aggregate and per-participant basis) and under each outstanding Award, to the per-participant Award limits, and to the exercise price of outstanding stock options and stock appreciation rights.

Share Limits

No participant in the Fourth Amended 2011 Plan shall receive stock options and stock appreciation rights, stock grants and stock units during any fiscal year of the Company covering in excess of 1,000,000 shares per Award type. The aggregate maximum number of Shares that may be issued in connection with incentive stock options under the Fourth Amended 2011 Plan shall be 1,000,000 Shares.

Terms and Condition of Awards

In the case of stock options, each stock option granted under the Fourth Amended 2011 Plan shall be evidenced and governed by a stock option agreement between the grantee and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the grantee.  The stock option agreement or the online grant summary to which such agreement refers shall specify whether the option is an incentive stock option or a non-qualified stock option, the number of shares granted, the exercise price, the vesting schedule, exercisability and the term.  Unless provided otherwise by the administrator, stock options granted under the Fourth Amended 2011 Plan (a) for newly-hired employees or independent contractors will generally vest at the rate of 1/4th of the total number of shares subject to the options on the first anniversary of the date of grant and 1/48th of the total number of shares subject to the options each month thereafter; and, (b) for annual refresh Awards will generally vest at the rate of 1/48th of the total number of shares subject to the options each month after the date of grant; provided, in each case, that such optionee’s service has not terminated prior to any vesting date. Under the Fourth Amended 2011 Plan, the stock option exercise price must be paid at the time the shares are purchased and may generally be made in cash (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Company common stock, or by any other legal consideration.

In the case of stock appreciation right, each stock appreciation right granted under the Fourth Amended 2011 Plan shall be evidenced by an agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third party broker and accepted online by the participant. Such stock appreciation right shall be subject to all applicable terms of the Fourth Amended 2011 Plan and may be subject to any other terms that are not inconsistent with the Fourth Amended 2011 Plan.  A stock appreciation right agreement may provide for a maximum limit on the amount of any payout notwithstanding the fair market value on the date of exercise of the stock appreciation right. Each stock appreciation right agreement or the online grant summary to which such agreement refers shall specify the number of shares to which the stock appreciation right pertains, the exercise price, exercisability and the term.  The Fourth Amended 2011 Plan administrator may determine vesting provisions, if any, in its sole discretion.

In the case of stock grants, a stock grant may be awarded in combination with non-qualified stock options, and such an Award may provide that the stock grant will be forfeited in the event that the related non-qualified stock options are exercised. Each stock grant awarded under the Fourth Amended 2011 Plan shall be evidenced and governed by a stock grant agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the participant. The holder of a stock grant awarded under the Fourth Amended 2011 Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.   The stock grant agreement or the online grant summary to which such agreement refers shall specify the number of shares granted and the vesting conditions and schedule in the event any shares subject to the Award are restricted and subject to vesting. Unless provided otherwise by the administrator and except as set forth otherwise with respect to performance-based awards, stock grants awarded under the Fourth Amended 2011 Plan (a) for newly-hired employees or independent contractors will generally vest at the rate of 1/4th of the total number of shares subject to the Award on the first anniversary of the date of grant and 1/8th of the total number of shares subject to the Award every six months thereafter; and, (b) for annual refresh awards will generally vest at the rate of 1/8th of the total number of shares subject to the Award every six months after the date of grant; provided, in each case, that such participant’s service has not terminated prior to any vesting date.

In case of stock units, each stock unit granted under the Fourth Amended 2011 Plan shall be evidenced by a stock unit agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the participant.  Each stock unit agreement shall specify the number of shares to which the stock unit pertains, and the vesting conditions for Awards. The holders of stock units shall have no voting rights. A holder of stock units shall have no rights other than those of a general creditor of the Company.   The Fourth Amended 2011 Plan administrator may determine vesting provisions in its sole discretion.

In all cases, except as otherwise provided in the applicable agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no Awards shall be transferable by the grantee other than by will or by the laws of descent and distribution.  No Awards or interest therein may be assigned, pledged or hypothecated by the grantee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Unless otherwise provided by the Fourth Amended 2011 Plan administrator, stock options and stock appreciation rights will generally expire 90 days (inclusive) following the termination of service for any reason other than cause, death or disability and 6 months following a termination of service for death or disability.

Performance Goals

 Awards under the Fourth Amended 2011 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for Awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance conditions are applied to Awards under the Fourth Amended 2011 Plan intended to qualify as performance-based compensation under Code Section 162(m), such performance conditions shall be based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Fourth Amended 2011 Plan administrator in accordance with Code Section 162(m): (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its parent, subsidiaries, affiliates or operating units.  Awards issued to persons who are not Code Section 162(m) covered employees may take into account other factors.

Effect of a Change in Control

The Fourth Amended 2011 Plan provides that in the event of a change in control, outstanding Awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the participant.  Additionally, under the Fourth Amended 2011 Plan, the administrator may determine, at the time of grant of an Award or thereafter, that such Award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a Fourth Amended 2011 Plan participant is terminated in connection with or within a set time following such change in control.  To the extent not previously exercised or settled, options, stock appreciation rights and stock units shall terminate immediately prior to the dissolution or liquidation of the Company.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the Fourth Amended 2011 Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Fourth Amended 2011 Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the Fourth Amended 2011 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non- statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the shares are not held for the legally-required period, the participant will generally recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For stock Awards subject to vesting, or restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the Award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

For Awards of stock units, a participant is not deemed to receive any taxable income at the time an Award of stock units is granted. Instead, when the stock units vest and are settled, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received.

At the discretion of the Fourth Amended 2011 Plan administrator, the Fourth Amended 2011 Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares withheld, and/or by delivering to the Company already-owned shares.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any Award is subject to withholding taxes (generally not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the Company’s three most highly compensated executive officers (other than the Company’s chief executive officer and chief financial officer). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the Company’s stockholders (e.g., see Performance Goals above). Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that the Awards under the Fourth Amended 2011 Plan will qualify for exemption under Code Section 162(m).  However, the Fourth Amended 2011 Plan is structured with the intention that the Fourth Amended 2011 Plan administrator will have the discretion to make Awards under the Fourth Amended 2011 Plan that would qualify as “performance-based compensation” and be fully deductible.  Accordingly, the Company is seeking stockholder approval of the Fourth Amended 2011 Plan to comply with Code Section 162(m).

The number of awards (if any) that an eligible participant may receive under the Fourth Amended 2011 Plan is in the discretion of the administrator and therefore cannot be determined in advance.  The following table sets forth (a) the aggregate number of shares subject to Awards of stock units granted under the 2011 Plan (as amended) during the fiscal year ended December 31, 2016, (b) the dollar value of such stock units based on the closing price of our common stock on the grant effective date, (c) the aggregate number of shares subject to Awards of stock options granted under the 2011 Plan (as amended) during the fiscal year ended December 31, 2016, and (d) the weighted average per share exercise price of such stock options.

Name of Individual or Group	Number of Shares of Stock Units	Dollar Value of Stock Units ($)	Number of Stock Options Granted	Average Per Share Exercise Price ($)
John K. Kibarian Chief Executive Officer, President and Director	—	—	—	—

Gregory C. Walker Chief Financial Officer, Vice President, Finance	6,563	92,801	—	—

Cornelis (Cees) Hartgring Vice President, Client Services and Sales	13,750	194,425	—	—

Kimon W. Michaels Vice President, Products and Solutions and Director	—	—	—	—

KwangHyun (KH) Kim Vice President, Business Development PDF Solutions Semiconductor Technology Korea Limited	—	—	—	—

All current executive officers, as a group	20,313	287,226	—	—

All current directors who are not executive officers, as a group	24,969	413,839	—	—

All employees who are not executive officers, as a group	894,972	12,808,683	99,875	14.55

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the shares votes cast at  the Annual Meeting is required to approve this proposal. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the Fourth Amended and Restated 2011 Stock Incentive Plan.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE APPROVAL OF THE FOURTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4:  ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

At our 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s compensation program of our named executive officers (a “say-on-pay”) be presented to the Company’s stockholders every year.  Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our named executive officers as identified and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion, set forth on pages 28 to 44 of this Proxy Statement.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long-term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking. Accordingly, the compensation of our named executive officers is based in large part upon the financial achievement of the Company.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards.

The Compensation Committee and the Board of Directors believe that the design of our executive compensation program, and hence the compensation awarded to our named executive officers under the current program, fulfills the objectives set forth above.

We encourage you to carefully review the “Compensation Discussion and Analysis” of this Proxy Statement for additional details on our executive compensation, including PDF’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal year 2016.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named executive officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2016 compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The results of your approval are advisory, which means the outcome of this proposal is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the votes cast at the Annual Meeting is required to approve this proposal.  Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the advisory approval of the Company’s compensation of our named executive officers, as disclosed in this Proxy Statement.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5:  ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICERS’ COMPENSATION

Section 14A to the Exchange Act requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, at least once every six years for their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. At our 2011 annual meeting, a majority of our stockholders recommended that future advisory votes on named executive officers’ compensation be sought every year.

Accordingly, we are requesting your non-binding, advisory vote to determine whether future non-binding, advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC will occur every year, every 2 years, or every 3 years.

The Company believes that the non-binding, advisory vote of our stockholders to approve the compensation of our named executive officers should continue to occur every year. An annual vote allows our stockholders to provide us with regular and comprehensive input on the important issue of our executive compensation programs and practices as disclosed in the Company’s Proxy Statement each year. The Company values and considers stockholder input on corporate governance matters and on our named executive officer compensation. This vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of an advisory vote on named executive officer compensation. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Vote Required

So long as a quorum is present (in person or by proxy) at the Annual Meeting, the frequency receiving the highest number of votes cast at the Annual Meeting will be the frequency selected by our stockholders. Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation.  Unless otherwise instructed, the proxy holders will vote the proxies they receive for every 1 YEAR for the frequency of an advisory vote on named executive officer compensation.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR EVERY “1 YEAR” FOR THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth the beneficial ownership as of April 3, 2017, of (i) each person known to us to be the beneficial holder of more than 5% of our outstanding common stock, (ii) each director and each director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table on page 38 of this Proxy Statement, and (iv) all executive officers and directors as a group.  Except as otherwise indicated, the address for each person listed as a director or executive officer is c/o PDF Solutions, Inc., 333 West San Carlos Street, Suite 1000, San Jose, California 95110.  The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)(2)

5% Stockholders:

T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, Maryland 21202	2,557,115	8.0

John K. Kibarian	2,512,474	7.8

Cardinal Capital Management, LLC (4) Four Greenwich Office Park Greenwich, CT 06831	2,162,922	6.7

BlackRock, Inc. (5) 55 East 52nd street New York, NY 10055	1, 735,638	5.4

Kimon W. Michaels (6)	1,614,792	5.0

Directors, Nominees and Named Executive Officers:

John K. Kibarian	2,512,474	7.8
Kimon W. Michaels	1,614,792	5.0
Lucio L. Lanza (7)	614,954	1.9
Gregory C. Walker (8)	41,253	*
Cornelis (Cees) Hartgring (9)	14,480	*
Joseph R. Bronson (10)	11,611	*
Marco Iansiti (11)	972	*
KwangHyun (KH) Kim	—	*
All directors and executive officers as a group (8 persons) (12)	4,810,536	15.0

* Less than 1%.

___________

(1)

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned also includes ownership of which the named person has the right to acquire, through conversion, option and warrant exercise or otherwise, within 60 days after April 3, 2017.

(2)

Percentage of beneficial ownership is based on 32,123,550 shares outstanding as of April 3, 2017.  For each named person, the percentage ownership includes beneficial ownership which the person has the right to acquire within 60 days after April 3, 2017, as described in Footnote 1.  However, such beneficial ownership shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)

Based solely on the Schedule 13G Amendment No. 13 filed on February 7, 2017 (the “T. Rowe Price 13G Amendment”). The T. Rowe Price 13G indicates that T. Rowe Price Associates, Inc. has sole voting power to 366,184 shares and sole dispositive power to 2,557,115 shares.

(4)

Based solely on the Schedule 13G Amendment No. 1 filed on February 13, 2017 (the “Cardinal Capital 13G Amendment”). The Cardinal Capital 13G Amendment indicated that Cardinal Capital Management, LLC, has sole voting right to 1,402,806 shares and sole dispositive power to 2,162,922 shares.

(5)

Based solely on the Schedule 13G filed on January 30, 2017 (the “BlackRock 13G”). The BlackRock 13G indicates that BlackRock, Inc. has sole voting right to 1,685,350 shares and sole dispositive power to 1,735,638 shares.

(6)	Includes 54,500 shares issuable to Dr. Michaels’ spouse upon the exercise of stock options vested as of April 3, 2017, and 463 shares issuable upon the vesting of restricted stock units that will vest within 60 days after April 3, 2017. Also includes 63,094 shares held by Dr. Michaels’ spouse as separate property.

(7)	Includes 187,500 shares issuable to Mr. Lanza upon the exercise of stock options vested as of April 3, 2017, and 6,890 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 3, 2017. Includes 121,720 shares owned by Lanza techVentures, an early stage venture capital and investment firm of which Mr. Lanza is the managing director. All of the shares have been pledged as security for a margin brokerage account.

(8)	Includes 33,750 shares issuable to Mr. Walker upon the exercise of stock options vested as of April 3, 2017, and 4,651 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 3, 2017.

(9)	Includes 4,901 shares issuable to Dr. Hartgring upon the vesting of restricted stock units that will vest within 60 days after April 3, 2017.

(10)	Includes 2,423 shares issuable to Mr. Bronson upon the vesting of restricted stock units that will vest within 60 days after April 3, 2017.

(11)	Includes 972 shares issuable to Prof. Iansiti upon the vesting of restricted stock units that will vest within 60 days after April 3, 2017.

(12)	Consists of 4,810,536 shares held by our directors and executive officers, as a group, of which 275,750 shares are issuable upon the exercise of stock options and the vesting of restricted stock units vested as of April 3, 2017, and 20,300 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 3, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Limitation of Liability and Indemnification Matters

As permitted by the Delaware General Corporation Law, we have included a provision in our amended and restated certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.

In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. We have filed our forms of indemnification agreement on the SEC’s website at www.sec.gov. We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.

Other Transactions

We have granted options to some of our officers and directors.  Please see “Executive Compensation” and “Director Compensation” in this Proxy Statement.  We have also entered into acceleration agreements with certain of our officers and directors.  Please see “Potential Payments Upon Termination or Change-in-Control” and “Director Compensation” in this Proxy Statement.

Review, Approval or Ratification of Transactions with Related Persons

Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors, its officers, its employees, and members of their respective families.  While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company’s Code of Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to our compliance officer.  In addition, each officer and director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, the “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. During the fiscal year ended December 31, 2011, one Form 4 for Mr.Walker was not filed in connection with stock options approved by the Board for grant on November 1, 2011, with an effective grant date of November 16, 2011. These options were previously disclosed in the Company’s proxy statement, dated June 26, 2012, for the fiscal year ended December 31, 2011. Based on our review of copies of the reports on the Section 16(a) forms received or filed by us with the SEC with respect to the fiscal year ended December 31, 2016, and the written representations received from the reporting persons, except as indicated in the forgoing sentence, we believe that all Reporting Persons complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016, about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Stockholders (1)	1,360,015		$7.99	7,338,355	(2)(3)

Equity Compensation Plans Not Approved by Stockholders	4,500	(4)	$8.92	—
Total	1,364,515			7,338,355

(1)

When the Company’s 2001 Stock Plan expired in 2011, the Company was no longer able to grant awards under the 2001 Stock Plan and the Company adopted, and the stockholders approved, the 2011 Stock Incentive Plan. For a description of these plans, see Note 5 to our Consolidated Financial Statements in the Form 10-K filed with SEC on March 9, 2017.

(2)

Includes 3,858,671 shares available for issuance under the 2001 Employee Stock Purchase Plan (as amended the “ESPP”). The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years, equal to the lesser of 675,000 shares, 2% of our outstanding common stock on the last day of the immediately preceding fiscal year, or such amount as is determined by our Board.  At the annual meeting of stockholders on May 18, 2010, our stockholders approved an amendment to the ESPP to extend it through May 17, 2020.

(3)	Includes 3,479,684 shares available for issuance pursuant to stock options and restricted stock units under the 2011 Stock Plan.
(4)

Consists of the Stock Option/Stock Issuance Plan that was assumed by us upon the acquisition of IDS Software Systems, Inc.  Stock options granted under the plan generally vest with respect to 25% of the shares subject to the option one year after the date of grant and then 1/48 of the shares subject to the option each month thereafter.  Options generally expire 10 years after the grant effective date.  The vesting for certain options is accelerated upon a change in control.

EXECUTIVE COMPENSATION

Introduction

This Compensation Discussion and Analysis (the “CD&A”) describes and analyzes the compensation program during the fiscal year ended December 31, 2016 for: (a) our principal executive officer; (b) our principal financial officer; and (c) our three other executive officers who were serving as executive officers on December 31, 2016. Collectively, these were our “Named Executive Officers” or “NEOs” for 2016:

●	John K. Kibarian, Ph.D., our Chief Executive Officer and President;

●	Gregory C. Walker, our Vice President, Finance, and Chief Financial Officer;

●	Cornelis (Cees) Hartgring, Ph.D., our Vice President, Client Services and Sales;

●	Kimon W. Michaels, Ph.D., our Vice President, Products and Solutions; and

●	KwangHyun (KH) Kim, Ph.D., our Vice President, Business Development, PDF Solutions Semiconductor Technology Korea Limited.

This CD&A contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Governance

We endeavor to maintain good governance standards in our executive compensation program, as reflected by the following policies and practices that were in effect in 2016:

●

CEO Compensation.  In part due to his request, which is based on a desire to conserve cash for other purposes, including funding the business and compensating other employees, Dr. Kibarian did not receive an increase to his base salary or an annual cash bonus for many years prior to 2012. Since then, the amount of his salary increases and cash bonus awards have been modest when awarded. Also in response to his request, which is based on a desire to conserve equity for other purposes, including granting awards to other employees, Dr. Kibarian has not received an equity award since 2003.  As a significant stockholder, Dr. Kibarian’s interests are already strongly aligned with the interests of our other stockholders.

●

Independence.  The Compensation Committee of our Board of Directors develops, reviews and approves each element of executive compensation. The Compensation Committee is comprised solely of independent directors. Additionally, pursuant to its Charter, the Compensation Committee has the authority to engage a compensation consultant and other advisers as it deems appropriate or necessary to support it in fulfilling its responsibilities.

●	No Perquisites. We do not provide perquisites or other personal benefits to our executives officers.

●	No Tax Gross-Ups. We do not provide tax gross-ups or other tax reimbursement payments to our executive officers.

●

Severance and Change in Control Agreements. Except in the case of Mr. Walker, whose employment agreement contains certain severance benefits, including vesting acceleration, cash severance and COBRA benefits, as described in more detail below, we have not entered into any agreement with any of our NEOs in connection with the commencement of, or during, their employment with us that provides for severance payments or other special benefits upon the future termination of their employment or any payments or other special benefits in the event of a termination of employment in connection with a change of control of the Company.

●

Exclusive Decision-Making Power. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although our Chief Executive Officer and the Company’s Human Resources department periodically present compensation and benefit recommendations to the Compensation Committee. The Compensation Committee considers, but independently evaluates, whether or not to accept management’s recommendations with respect to NEO compensation.

●

Periodic Review. The Compensation Committee, in connection with management, regularly reviews our executive compensation policies, practices and programs, including the mix of elements within our executive compensation program and the allocation between short-term and long-term compensation and cash and non-cash compensation, to ensure that our executive officers are compensated in a manner that is consistent with competitive market practice and sound corporate governance principles, and to reward them for performance tied to the Company’s primary business objective of delivering sustained high-performance to our customers and stockholders.

●

Risk Mitigation.  The Compensation Committee regularly considers how the primary elements of our executive compensation program could encourage or mitigate excessive risk-taking, and has structured our program to mitigate risk by rewarding performance tied to several reasonable business objectives, and avoiding incentives that could encourage inappropriate risk-taking by our NEOs.

Executive Compensation Objectives

The design and operation of our executive compensation program reflect the following objectives, established by our Compensation Committee, with a strong emphasis on tying NEO pay to Company performance:

●	to emphasize performance-based compensation that is progressively weighted with seniority level;

●	to align our NEOs’ interest with long-term stockholder value;

●	to attract and retain talented leadership; and

●	to maintain an executive compensation program that encourages our NEOs to adhere to high ethical standards.

Elements of Our Executive Compensation Program

Performance-Based Compensation

In April 2012, in connection with its annual assessment of the Company’s compensation policies and practices, the Compensation Committee adopted the Pay for Performance Compensation Program as further described below, which we refer to as the “PPCP”.  The purpose of the PPCP is to provide a standard mechanism pursuant to which the Compensation Committee may implement and administer the annual pay-for-performance component of our executive compensation program, to drive performance of the Company and its affiliates and operating units, and to align, motivate and reward eligible employees by making a portion of their equity and cash compensation dependent on the achievement of certain performance goals related to such Company performance.

Equity awards and cash bonuses awarded pursuant to the PPCP are based on the attainment of performance goals, which may include corporate and strategic business objectives, a participant’s individual performance and contribution to the Company, and/or any other factor deemed appropriate by the Compensation Committee.  The Compensation Committee is authorized to establish performance period or periods pursuant to the PPCP (which are typically the Company’s fiscal year, but may include, without limitation, multiple fiscal years or any other period longer than one fiscal year or shorter than one fiscal year), performance goals for each performance period and, in the Compensation Committee’s sole discretion, a target equity award and/or cash bonus amount for each participant.  Performance goals and target amounts are established, and may be modified, by the Compensation Committee at any time, as determined appropriate in the Compensation Committee’s sole discretion.  Corporate objectives may include one or more objective measurable performance factors, including, but not limited to, the following: (i) operating income; (ii) earnings before income taxes, depreciation, amortization and restructuring (“EBITDAR”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) debt or debt-to-equity; (xiii) accounts receivable; (xiv) writeoffs; (xv) cash; (xvi) assets; (xvii) liquidity; (xviii) operations; (xvix) product development; (xx) regulatory activity; (xxi) management; (xxii) human resources; (xxiii) corporate governance; (xxiv) information technology; (xxv) business development; (xxvi) strategic alliances, licensing and partnering; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units.  The Compensation Committee has reserved the right, in its sole discretion, to increase, reduce or eliminate the amount of an equity award or cash bonus otherwise payable to a participant with respect to any performance period. No equity award will be approved and no cash bonus will be payable with respect to any performance period until the applicable results have been verified by the Compensation Committee and the Compensation Committee otherwise determines that the underlying terms and conditions of the program have been satisfied.

Each year, the Compensation Committee intends to approve calendar year performance periods under the PPCP and to pay cash incentive bonuses earned for each such calendar year performance period, if any, to each NEO on or before March 15th of the following year and to grant annual equity awards earned for each such calendar year performance period, if any, in May of the following year, based on achievement of the applicable performance goals for the calendar year performance period. Any such equity award will be 25% vested upon issuance, with the remaining 75% of the equity award subject to service-based vesting such that it shall vest in equal installments on each annual anniversary of the grant effective date for the three years following the grant effective date.

Other Elements of Executive Compensation

The other elements of our executive compensation program, the specific philosophy behind each element, the basis for the Compensation Committee’s decisions regarding each element, and the objectives of our program that each element fulfills, are described below.

Objective
Element	Philosophy Statement	Basis for Compensation Decisions; Pay-for- Performance Criteria	Reward Long-term Performance	Attract & Retain	Align to Stockholder Value	Adhere to High- Ethical Standards
Base Salary	We provide a base salary to our NEOs as a significant element of their overall compensation to recruit and retain experienced executives.	Base salary takes into account the NEO’s qualifications, experience, prior salary, and competitive salary information based on competitive market data as described below.		X		X

Annual Discretionary Cash Incentive Bonus	We provide an annual incentive cash bonus, payable in the sole discretion of the Compensation Committee, to reward our NEOs for individual and Company performance.

After the end of each year, the Compensation Committee reviews the Company’s performance and the individual NEO’s performance for the preceding fiscal year taking into consideration such factors as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value.

			X	X	X	X

Annual Discretionary Long-Term Equity Incentive Awards

We provide annual discretionary long-term equity incentive awards, which may consist of a mix of stock options and restricted stock or restricted stock unit awards (“Restricted Stock”), with vesting based on continued service with the Company to align our NEOs’ interests with those of our stockholders.

The Compensation Committee considers an NEO’s relative job scope, the value of such NEO’s outstanding long-term equity incentive awards, individual and Company performance history, prior contributions to the Company, the size of prior awards, and competitive market data as described below.

			X	X	X	X

Objective
Element	Philosophy Statement	Basis for Compensation Decisions; Pay-for- Performance Criteria	Reward Long-term Performance	Attract & Retain	Align to Stockholder Value	Adhere to High- Ethical Standards
Stock Options

We grant stock options to our NEOs with exercise prices based on the fair market value of the Company’s common stock on the date of grant, which ties the value of the stock option directly to our future financial performance, to provide further incentives to our NEOs to increase the value of our common stock and to create retention incentives.

		The Compensation Committee considers the same general criteria as described above for long-term equity incentive awards.	X	X	X	X

Restricted Stock or Stock Unit Awards	We grant Restricted Stock Units to reduce potential dilution to our stockholders, and to provide strong equity-based retention incentives to our NEOs.	The Compensation Committee considers the same criteria as described above for long-term equity incentive awards.	X	X	X	X

Health and Welfare Benefits and Retirement Benefits	We provide industry-standard programs to provide for the health, welfare and retirement planning of our NEOs, including life insurance equal to the lesser of $200,000 or base salary.	The Compensation Committee has determined that our NEOs may participate on the same terms in the same programs that are available to all employees.		X

2016 Compensation Decision-Making Process and Results

Process

Generally, around the first quarter of each fiscal year, the Compensation Committee reviews the previous year’s performance of each of our NEOs and the Company. Our Compensation Committee relies upon the judgment of its members in making compensation decisions, reviewing the performance of the Company and carefully evaluating each NEO’s performance during the year against leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. Also, while the Compensation Committee may consider competitive market compensation paid by peer companies, as further described below, in assessing the reasonableness of compensation, the Compensation Committee does not attempt to achieve and maintain a certain target percentile within a peer group or otherwise rely entirely on that data to determine NEO compensation. Instead, the Compensation Committee maintains the flexibility in its assessment and decision-making process to respond to and adjust for the evolving business environment. The Compensation Committee strives to achieve an appropriate mix between equity incentive awards and cash payments to meet the objectives of our executive compensation program and may consider such data in its compensation decisions; however, no particular apportionment goal is set.

We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior performance (as well as their actual ability to do so) and to retain them to continue their careers with the Company on a cost-effective basis. The Compensation Committee discusses our Chief Executive Officer’s compensation package with him, but makes decisions with respect to his compensation without him present. Our Compensation Committee reports to our Board of Directors on the major items covered at each Compensation Committee meeting.

The Compensation Committee believes our executive compensation programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy.  As has been the case in the past, the Compensation Committee will consider any stockholder concerns and feedback on its executive compensation programs that it receives.  We have held advisory stockholder votes on executive compensation six times to date, beginning with the annual meeting on November 16, 2011. Each time, more than 90% of the shares that voted at our annual meetings of stockholders approved our NEOs’ compensation as described in the proxy statements for each such meeting.  The Compensation Committee has considered the overwhelming support from our stockholders at prior meetings when making executive compensation decisions the next year.   Further, consistent with the results of our stockholder vote regarding the frequency of future advisory votes on executive compensation, which was also held on November 16, 2011, the Company has held an advisory vote on the compensation of our NEOs every year. The stockholders will vote on the frequency of future advisory votes on the compensation of NEOs at the Annual Meeting.

Role of Compensation Committee Consultant

The Compensation Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with its oversight of, and decisions related to, the Company’s executive compensation program. In 2016, no compensation consultant played a role in setting the compensation of our Named Executive Officers.

Use of Competitive Data

To assess the competitiveness of our executive compensation for 2016, the Compensation Committee took into account competitive market compensation paid by other companies based on market data obtained from Radford High-Tech Executive Surveys.  The peer group, which was selected by the Compensation Committee in February 2016, included 18 companies, each of which: (1) were business or labor market competitors in the semiconductor intellectual property or electronic design automation industries or were small fabless or semiconductor capital equipment manufacturers; and (2) generated 2015 revenues between $100 million and $499 million, except for MIPS by Imagination Technologies, which does not publicly disclose its revenues.  This peer group was comprised of the following companies:

Ambarella	Exar	MaxLinear
Anadigics	FormFactor	Micrel Semiconductor
Applied Micro Circuits	Inphi	MIPS by Imagination Technologies
Cascade Microtech	IDT	Nanometrics
Cavium	Lattice Semiconductor	Neophotonics
DTS	Mattson Technology	Rambus, Inc.

Our Compensation Committee believes that peer group comparisons provide a useful framework to measure the competitiveness of our compensation practices. The Compensation Committee understands that no two companies are exactly alike, and it maintains the discretion to set levels of NEO compensation above or below levels paid by our peers based upon factors such as individual performance, an NEO’s level of experience and responsibilities, individual discussions with the NEO, and our compensation budget. The Compensation Committee intends to review our peer group at least annually and make adjustments to its composition as necessary.

Base Salaries

Our NEOs’ base salaries are reviewed annually and adjusted in the discretion of the Compensation Committee based on factors such as an NEO’s promotion or other significant change in responsibilities, sustained individual and Company performance and competitive market data. In 2016, the Compensation Committee considered competitive market data obtained from Radford described above.

Despite positive individual performance throughout the year, the Compensation Committee decided not to increase the base salaries of any NEOs in 2016.  In February 2016, Dr. Kim accepted an offer of regular employment with the Company, at the then-current Korean Won equivalent of the same U.S. dollar salary he had been paid the prior year ($275,000). The base salary paid to each NEO in 2016 is set forth in the “Summary Compensation Table” below.

Pay for Performance Compensation Program

In February 2015, the Compensation Committee set the pay-for-performance component of our executive compensation program as it applied to 2015 by establishing the 2015 calendar year as a performance period under the PPCP, establishing specific revenue and non-GAAP profitability goals for the 2015 calendar year period, and determining that 50% of each NEO’s total annual equity opportunity and 50% of each NEO’s total annual cash incentive bonus opportunity would be subject to the achievement of the goals under the PPCP set forth below for the 2015 calendar year (the remaining annual equity opportunity and annual cash incentive bonus opportunity is described in “Annual Discretionary Long-Term Equity Incentive Awards” and “Annual Discretionary Incentive Bonuses” on page 35 of this Proxy Statement).

Each NEO’s annual equity opportunity and annual cash incentive bonus opportunity under the PPCP for 2015 performance is set forth below:

	Threshold (30% payout)		Target (75% Payout)		Maximum (100% Payout)
Name	Cash ($)	Equity (RSU)	Cash ($)	Equity (RSU)	Cash ($)	Equity (RSU)

John K. Kibarian	29,988	-	74,970	-	99,960	-
Gregory C. Walker	25,245	3,000	63,113	7,500	81,600	10,000
Cornelis (Cees) Hartgring	29,906	2,250	74,766	5,625	99,688	7,500
Kimon W. Michaels	24,480	-	61,200	-	81,600	-
KwangHyun (KH) Kim	29,091	N/A	72,727	N/A	96,969	N/A

The performance goals under the PPCP for the 2015 calendar year are set forth below:

Percent of 2015		2015 Company Goals
PPCP Compensation	Measure	Threshold (30% payout)	Target (75% Payout)	Maximum (100% Payout)
50%	Revenue Growth (year-over-year)	≥ 12% (≥$112.3M in 2015)	≥16% (≥$115.8M in 2015)	≥19% (≥$119.4M in 2015)
50%	EBITDAR Profitability(1)	>25.5% of revenue	>32.7% of revenue	>42.7% of revenue

__________

(1)

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2015, we reported revenues of $97,977,000 and GAAP net income of $12,407,000 and calculated EBITDAR of $32,540,000.  EBITDAR is calculated as GAAP net income of $12,407,000 adjusted by $9,756,000 of stock-based compensation, $(1,892,000) of previously impaired deferred costs, $176,000 of amortization of acquired technology, $196,000 of amortization of acquired intangibles, $835,000 of acquisition costs, $500,000 of acquisition related contingent earn-out, $901,000 acquisition related deferred revenue adjustment, $2,646,000 of depreciation expense and $7,015,000 of income tax expense.

In February 2016, the Compensation Committee reviewed the Company’s 2015 performance against the specific goals described above.  The Company’s performance did not meet any of the revenue goals, with 2015 revenue at $97.977 million, a slight decrease when compared to 2014 revenue; however, the “threshold” EBITDAR goal was achieved, with a 2015 EBITDAR of 32.3%. Despite the achievement of the EBITDAR goal, the Compensation Committee decided to not award annual incentive bonuses under the PPCP related to 2015 performance to any NEOs due to the Company’s revenue performance year-over-year. However, based on the Company’s EBITDAR performance and achievement of the “threshold” EBITDAR goal, in our annual refresh/merit equity award cycle in June 2016, the Compensation Committee approved equity awards, with a grant effective date of July 1, 2016, under the PPCP for the 2015 performance period to Dr. Hartgring and Mr. Walker in the amounts of 3,750 and 2,813 restricted stock units, respectively. Dr. Kim was not eligible for an equity award under the PPCP for 2015 performance due to the equity award he received with a grant effective date of June 1, 2015, in connection with his employment contract in February 2015, which vested 100% in February 2016. Also, the Compensation Committee did not award any equity under the PPCP for 2015 performance to Drs. Kibarian or Michaels due to each NEO’s significant ownership in the Company from their history as a founder of the Company and their corresponding, existing alignment with stockholders in general, as well as a desire on the part of both NEOs to reserve the stock pool for awards to other employees and consultants. The equity awards earned by our NEOs in connection with performance under the PPCP for the 2015 performance period is set forth under 2016 (the year of grant) in the “Summary Compensation Table” below, as well as the “Grants of Plan-Based Awards for Fiscal Year 2016” table below.

In February 2016, the Compensation Committee set the pay-for-performance component of our executive compensation program as it applied to 2016 by establishing the 2016 calendar year as a performance period under the PPCP, establishing specific revenue and non-GAAP profitability goals for the 2016 calendar year period, and determining that 50% of each NEO’s total annual equity opportunity and 50% of each NEO’s total annual cash incentive bonus opportunity would be subject to the achievement of the goals under the PPCP for the 2016 calendar year (the remaining annual equity opportunity and annual cash incentive bonus opportunity is described in “Annual Discretionary Long-Term Equity Incentive Awards” and “Annual Discretionary Incentive Bonuses” on page 35 of this Proxy Statement).

Each NEO’s annual equity opportunity and annual cash incentive bonus opportunity under the PPCP for 2016 performance is set forth below:

	Threshold (30% payout)		Target (75% Payout)		Maximum (100% Payout)
Name	Cash ($)	Equity (RSU)	Cash ($)	Equity (RSU)	Cash ($)	Equity (RSU)
John K. Kibarian	22,500	-	56,250	-	75,000	-
Gregory C. Walker	17,325	4,200	43,313	7,875	57,750	10,500
Cornelis (Cees) Hartgring	20,625	6,200	51,563	11,625	68,750	15,500
Kimon W. Michaels	19,688	-	49,219	-	65,625	-
KwangHyun (KH) Kim	20,063	3,400	50,156	6,375	66,875	8,500

The performance goals under the PPCP for the 2016 calendar year are set forth below:

Percent of 2016		2016 Company Goals
PPCP Compensation	Measure	Threshold (30% payout)	Target (75% Payout)	Maximum (100% Payout)
50%	Revenue Growth (year-over-year)	≥ 7.2% (≥$105.0M in 2016)	≥10.6% (≥$108.3M in 2016)	≥13.9% (≥$111.6M in 2016)
50%	EBITDAR Profitability(1)	>19.1% of revenue	>24.4% of revenue	>31.9% of revenue

___________

(1)

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2016, we reported revenues of $107,461,000 and GAAP net income of $9,103,000 and calculated EBITDAR of $28,517,000.  EBITDAR is calculated as GAAP net income of $9,103,000 adjusted by $11,002,000 of stock-based compensation, $374,000 of amortization of acquired technology, $433,000 of amortization of acquired intangibles, $169,000 acquisition related deferred revenue adjustment, $3,584,000 of depreciation expense and $3,853,000 of income tax expense.

In April 2017, the Compensation Committee reviewed the Company’s 2016 performance against the specific goals described above.  The Company’s performance met the “threshold” revenue goal, with 2016 revenue at $107.5 million, an increase of 9.7% when compared to 2015 revenue, and the “target” EBITDAR goal, with a 2016 EBITDAR of 26.5%. Despite these achievements, the Compensation Committee decided to not award annual incentive bonuses under the PPCP related to 2016 performance to any NEOs given that the Company’s spending associated with development of its Design-for-Inspection (DFI) solution had exceeded the Company’s expectations, which negatively impacted earnings, and no general merit bonuses were paid to non-executive employees for 2016 performance. As of the date of this Proxy Statement, the Compensation Committee has not yet decided or granted annual equity awards for any NEO under the PPCP for the 2016 performance period. In any event, the Compensation Committee does not intend to award any equity in 2017 to Drs. Kibarian or Michaels due again to each NEO’s significant ownership in the Company from their history as a founder of the Company and their corresponding, existing alignment with stockholders in general, as well as a desire on the part of both NEOs to reserve the stock pool for awards to other employees and consultants (as discussed in more detail below with respect to Dr. Kibarian).

Annual Discretionary Incentive Bonuses

When evaluating whether to pay discretionary incentive bonuses to any of the NEOs in 2016, the Compensation Committee reviewed the Company’s performance and each NEO’s performance for 2015 using factors such as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. No pre-established formula was followed by the Compensation Committee for determining whether and the extent to which any NEO would receive a discretionary incentive bonus for 2015 performance or otherwise in 2016. Specifically, with respect to 2015 performance, the Compensation Committee did not prospectively establish individual or Company-wide qualitative or quantitative performance measures or related target levels that were required to be achieved for the NEOs to receive a discretionary incentive bonus. When performing its review in 2016, the Compensation Committee considered the competitive market data provided by Radford described above as one of the factors influencing the amount of any discretionary incentive bonus to be awarded to each NEO.

Despite positive individual performance by all NEOs during 2015, the Compensation Committee decided not to award any discretionary incentive bonuses for 2015 performance to any NEO given that the Company’s revenues did not increase in 2015 compared to 2014 and no general merit bonuses were paid to non-executive employees for 2015 performance. In May 2016, the Compensation Committee decided to award a discretionary incentive bonus in the amount of $68,750 to Dr. Hartgring given that he had completed bookings in the first quarter of 2016 that exceed the Company’s expectations for the full 2016 calendar year. The amount of discretionary cash incentive bonuses paid to our NEOs in 2016 is set forth in the “Summary Compensation Table” below.

Annual Discretionary Long-Term Equity Incentive Awards

In determining whether annual discretionary long-term equity incentive awards would be granted to our NEOs in 2016 and the size of any such equity incentive awards, the Compensation Committee considered a number of factors, including, but not limited to, the relative job scope of the executive officer, the value of his existing long-term equity incentive awards, the NEO’s individual, and the Company’s, performance history, prior contributions to the Company, the size of prior equity incentive awards, and the peer data as described above.  Based on some or all of these factors, the Compensation Committee determines in its discretion the total annual discretionary long-term equity incentive awards that it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Given positive individual performance of Dr. Hartgring and Mr. Walker, in particular in connection with their positive effect on long-term Company business and prospects and stewardship, respectively, in our annual refresh/merit equity award cycle in June 2016, the Compensation Committee awarded Dr. Hartgring and Mr. Walker annual discretionary long-term equity incentive awards with grant effective dates of July 1, 2016, of 10,000 and 3,750 restricted stock units, respectively.  Despite continuing positive individual performance in 2015, no discretionary long-term equity incentive awards were made in 2016 to either Drs. Kibarian or Michaels due again to each NEO’s significant ownership in the Company from their history as a founder of the Company and their corresponding, existing alignment with stockholders in general, as well as a desire on the part of both NEOs to reserve the stock pool for awards to other employees and consultants (as discussed in more detail below with respect to Dr. Kibarian).  Also despite continuing positive individual performance in 2015, no discretionary long-term equity incentive awards was made in 2016 to Dr. Kim due to his having previously been awarded 12,000 restricted stock units with a grant effective date of June 1, 2015, which vested in full in February 2016. The equity awards granted to our NEOs in 2016 are set forth under 2016 (the year of grant) in the “Summary Compensation Table” below, as well as in the “Grants of Plan-Based Awards for Fiscal Year 2016” table below.

Compensation of Dr. Kibarian

Our Chief Executive Officer and President, Dr. Kibarian, is also a co-founder of the Company. As of April 3, 2017, Dr. Kibarian owned 7.8% of the Company’s common stock. Given his significant equity stake, Dr. Kibarian’s interests are strongly aligned with our other stockholders and, accordingly, he has a powerful incentive to manage the Company from the perspective of an owner. As such, Dr. Kibarian has requested that, instead of using the limited shares available for issuance under the Company’s stock plans to further increase his ownership interest, the Compensation Committee use such shares for awards to other employees of the Company, in the Compensation Committee’s sole discretion and judgment, to further the Company’s ability to provide appropriate incentives aimed at motivating and retaining such employees and the creation of further long-term stockholder value. As also stated above, Dr. Kibarian has generally requested that the Compensation Committee not use cash to increase his salary or award him discretionary bonuses but that it conserve cash for other purposes, including funding the business and compensating other employees. In accordance with his desire, Dr. Kibarian did not receive an increase to his base salary or a cash bonus for many years. However, by 2012, this approach left Dr. Kibarian’s salary nearing the 25th percentile of the competitive market data. As a result and at the request of the Compensation Committee, Dr. Kibarian agreed to modest salary increases in each year of the 2012 through 2015 calendar years, which were designed to better align his salary with the peer data. Dr. Kibarian received a modest annual incentive bonus under the PPCP for performance in calendar years 2012 and 2013, but declined to take a bonus under the PPCP or otherwise for 2014 performance. No bonuses were awarded to any NEOs for 2015 performance. The base salary and cash bonuses paid to Dr. Kibarian are set forth in the “Summary Compensation Table” below.

Severance and Change of Control Arrangements

 The Company’s 2011 Stock Incentive Plan as amended and restated (the “2011 Stock Plan”) provides that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.  Additionally, under the 2011 Stock Plan, the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Stock Plan participant is terminated within a set time following such change in control.

The employment agreement entered into between the Company and Mr. Walker, effective November 1, 2011, provides that if the Company undergoes a change of control, and, within the 12 months following the change of control, Mr. Walker’s employment is terminated without “Cause” or if he resigns for “Good Reason” (as such terms are defined in the employment agreement) then Mr. Walker would be entitled to the following benefits: (i) accelerated stock vesting such that Mr. Walker’s then outstanding stock options and restricted stock would immediately vest, and if applicable, become exercisable, as if Mr. Walker provided an additional 12 months of service to the Company; (ii) 12 months of his then current base salary; (iii) 100% of an amount equal to the annual target bonus paid to Mr. Walker for the year prior to the year in which his termination occurred; and, (iv) up to 12 months of COBRA premium payments.

In addition, pursuant to Mr. Walker’s employment agreement, he is entitled to certain severance payments and benefits if the Company terminates his employment at any time without “Cause” or without being due to “Disability” (as such terms are defined in the employment agreement).  In this case, Mr. Walker would be entitled to the following benefits: (i) accelerated stock vesting such that Mr. Walker’s then outstanding stock options and restricted stock would immediately vest, and if applicable, become exercisable, as if Mr. Walker provided an additional 6 months of service, (ii) 6 months of his then current base salary, (iii) 50% of an amount equal to the annual target bonus paid to Mr. Walker for the year prior to the year in which his termination occurred, and (iv) up to 6 months of COBRA premium payments.

Additional details regarding the severance payments and benefits that would have been payable to Mr. Walker had he been terminated under each of the scenarios set forth above on December 31, 2016, are discussed in the section of this Proxy Statement titled “Potential Payments Upon Termination or Change-in-Control” below.

Share Ownership Guidelines

Each NEO is required to own shares of our common stock as follows:

●	Our CEO must own shares equal to six (6) times such executive’s annual base salary.

●	All NEOs other than our CEO must own shares equal to two (2) times such executive’s annual base salary.

NEOs appointed after October 6, 2011 (the date the guidelines were adopted by our Compensation Committee and Board) have five years from the date of hire or appointment to attain such ownership levels. Our other NEOs had five years from October 6, 2011, or until October 6, 2016, to attain such ownership levels.  For purposes of these guidelines, a NEO’s share ownership includes all shares of the Company’s common stock owned by such NEO outright or held in trust for such executive and his or her immediate family, but not a NEO’s unvested or unexercised equity (i.e. unvested restricted stock units or outstanding stock options). The value of the shares will be measured as the greater of the then current market price or the closing price of the Company’s common stock on the acquisition date. All of our NEOs currently meet the ownership requirements or still have time remaining to satisfy the requirements, except for Dr. Hartgring and Mr. Walker. The equity owned by each of our NEOs as of April 3, 2017, is set forth in the “Beneficial Ownership” table below.

Prohibition against Certain Equity Transactions

Our Insider Trading and Disclosure Policy prohibits our NEOs from engaging in “short” sales and hedging transactions which could reasonably cause them to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. Our NEOs are also prohibited from entering into hedging transactions if our compliance officer determines that such transaction would violate our Insider Trading and Disclosure Policy.

Other Considerations

In determining the NEOs’ compensation, the Compensation Committee also considers, among other factors, the possible income tax consequences to the Company and to the NEOs. However, to maintain maximum flexibility in designing an effective Named Executive Officers’ compensation program, the Compensation Committee retains the flexibility to design compensation plans and arrangements that may not be deductible for federal income tax purposes. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year (other than our chief financial officer), to the extent such compensation exceeds $1 million for any of such executive officers in any year and does not qualify for an exception to such limitation. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m) as “performance-based compensation”. However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1.0 million annual limit on deductibility, including base salary, annual cash bonuses and stock options.

In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any NEO a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards.  ASC Topic 718 ASC requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant effective date “fair value” of these awards.  This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.  ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained in this Proxy Statement, or the CD&A, with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2016.

April 11, 2017	THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.: Marco Iansiti, Chair Joseph R. Bronson Lucio Lanza

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act and, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently consists of Marco Iansiti (Chair), Joseph R. Bronson, and Lucio Lanza. No member of the Compensation Committee of the Company is, or has been, an officer of the Company, and no executive officer of the Company, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table presents the compensation paid to and earned by our Named Executive Officers in the three years ended December 31, 2016.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
John K. Kibarian	2016	400,000	—	—	—	192	400,192
Chief Executive Officer,	2015	389,167	—	—	—	144	389,311
President and Director	2014	361,667	—	—	68,906 (3)	144	430,717

Gregory C. Walker	2016	330,000	—	92,801	—	192	422,993
Chief Financial Officer,	2015	325,000	4,875 (4)	160,680	—	144	490,699
Vice President, Finance	2014	315,000	55,125 (5)	246,510	55,125 (3)	144	671,904

Cornelis (Cees) Hartgring	2016	275,000	68,750 (6)	194,425	—	192	538,367
Vice President, Client	2015	270,000	65,000 (4)	185,400	—	144	520,544
Services and Sales	2014	260,000	65,000 (5)	246,510	65,000 (3)	144	636,654

Kimon W. Michaels	2016	350,000	—	—	—	192	350,192
Vice President, Products and	2015	330,000	—	—	—	144	330,144
Solutions and Director	2014	290,000	27,188 (5)	—	54,375 (3)	144	371,707

KwangHyun (KH) Kim	2016	281,645	—	—	—	—	281,645
Vice President,	2015	245,969	—	197,760	—	—	443,729
Business Development PDF Solutions Semiconductor Technology, Korea Limited (7)	2014	225,000	—	283,950	64,131 (3)	—	573,082

___________

(1)

The amounts reported in this column reflects the aggregate grant effective date fair value for financial statement reporting purposes for restricted stock unit awards granted in that fiscal year as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual economic value that may be realized by the Named Executive Officers. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to the Note to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K  for the fiscal year in which the award was granted titled “Stockholder’s Equity.”

(2)

The amounts reported in this column represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the fiscal years ended December 31, 2014, 2015 and 2016.  There is no cash surrender value under these life insurance policies.

(3)

This amount represents the annual incentive bonus related to 2014 performance approved by the Compensation Committee in February 2015; however, Dr. Kibarian declined the bonus in an effort to conserve cash for bonus awards for other, non-executive employees.

(4)	This amount represents the discretionary bonus related to 2014 performance paid in February 2015.
(5)	This amount represents the discretionary bonus related to 2013 performance paid in February 2014.
(6)	This amount represents the discretionary bonus related to 2015 performance paid in May 2016.
(7)	Dr. Kim joined the Company in April 2014.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2016

The following table presents information with respect to each award of plan-based compensation to each Named Executive Officer made during the fiscal year ended December 31, 2016, including (a) annual cash incentive awards under the PPCP, and (b) awards of restricted stock units.

			Estimated Future Payouts Under			All Other Stock Awards: Number	Grant Date Fair Value
	Compensation	Grant	Non-Equity Incentive Plan Awards			of Shares of	of Stock
Name	Committee Approval Date	Effective Date	Threshold ($)(1)	Target ($) (1)	Maximum ($) (1)	Stocks or Units (#)	Awards (2)
John K. Kibarian	—	—	45,000	112,500	150,000	—	—

Gregory C. Walker	—	—	34,650	86,626	115,500	—	—
	6/28/2016	7/1/2016	—	—	—	6,563 (3)	92,801

Cornelis (Cees) Hartgring	—	—	41,250	103,126	137,500	—	—
	6/28/2016	7/1/2016	—	—	—	13,750 (4)	194,425

Kimon Michaels	—	—	39,376	98,438	131,250	—	—

KwangHyun (KH) Kim	—	—	40,126	100,312	133,750	—	—

__________

(1)

Amounts in these columns represent the threshold, target and maximum payout amounts that our Named Executive Officers could earn under the PPCP with respect to performance during the fiscal year ended December 31, 2016. In February 2016, the Compensation Committee set the pay-for-performance component of our executive compensation program as it applied to 2016 by establishing the 2016 calendar year as a performance period under the PPCP, establishing specific revenue and non-GAAP profitability goals for the 2016 calendar period, and determining the threshold, target and maximum cash incentive opportunities of each Named Executive Officer for 2016 performance. Set forth below are the specific goals established under the PPCP for the 2016 calendar year and the relationship to each NEO’s cash incentive bonus opportunity for 2016:

	2016 Company Goals (A)(B)
	Threshold ($) (30% payout)		Target ($) (75% Payout)		Maximum ($) (100% Payout)
Name	Revenue Growth: ≥ 7.2%	EBITDAR: >19.1%	Revenue Growth: ≥10.6%	EBITDAR: >24.4%	Revenue Growth:≥13.9%	EBITDAR: >31.9%
John K. Kibarian	22,500	22,500	56,250	56,250	75,000	75,000
Gregory C. Walker	17,325	17,325	43,313	43,313	57,750	57,750
Cornelis (Cees) Hartgring	20,625	20,625	51,563	51,563	68,750	68,750
Kimon W. Michaels	19,688	19,688	49,219	49,219	65,625	65,625
KwangHyun (KH) Kim	20,063	20,063	50,156	50,156	66,875	66,875

A.	Revenue Growth (year-over-year) and EBITDAR profitability (as a percentage of total revenues).
B.

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2016, we reported revenues of $107,461,000 and GAAP net income of $9,103,000 and calculated EBITDAR of $28,517,000.  EBITDAR is calculated as GAAP net income of $9,103,000 adjusted by $11,002,000 of stock-based compensation, $374,000 of amortization of acquired technology, $432,000 of amortization of acquired intangibles, $169,000 acquisition related deferred revenue adjustment, $3,584,000 of depreciation expense and $3,853,000 of income tax expense.

(2)

The amounts in this column reflects the aggregate grant effective date fair value for financial statement reporting purposes for restricted stock units granted during the fiscal year ended December 31, 2016, as determined in accordance with the FASB ASC Topic 718.

(3)

Consists of (i) 3,750 shares of merit based restricted stock units, 12.5% of which vested on January 1, 2017, and 12.5% of which will vest every six months thereafter until fully vested, and (ii) 2,813 shares of performance based restricted stock units, 25% of which vested on July 1, 2016, and 25% of which will vest every 12 months thereafter until fully vested.

(4)

Consists of (i) 10,000 shares of merit based restricted stock units, 12.5% of which vested on January 1, 2017, and 12.5% of which will vest every six months thereafter until fully vested, and (ii) 3,750 shares of performance based restricted stock units, 25% of which vested on July 1, 2016, and 25% of which will vest every 12 months thereafter until fully vested.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2016

The following table presents the outstanding equity awards of each of our Named Executive Officers as of December 31, 2016. Drs. Kibarian, Michaels, and Kim held no outstanding equity awards as of December 31, 2016.

Name	Compensation Committee Approval Date	Grant Effective Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Gregory C. Walker	11/01/2011	11/16/2011	33,750	—	6.09	11/15/2021	—	—
	05/28/2013	05/28/2013	—	—	—	—	870(1)	19,619
	05/27/2014	06/01/2014	—	—	—	—	1,218(2)	27,466
	05/27/2014	06/01/2014	—	—	—	—	2,813(3)	63,433
	05/26/2015	06/01/2015	—	—	—	—	4,063(4)	91,621
	05/26/2015	06/01/2015	—	—	—	—	1,624(5)	36,621
	06/28/2016	07/01/2016	—	—	—	—	3,750(6)	84,563
	06/28/2016	07/01/2016	—	—	—	—	2,109(7)	47,558

Cornelis (Cees) Hartgring	05/27/2011	05/27/2011	1,688	—	6.21	05/26/2021	—	—
	05/22/2012	05/22/2012	6,667		8.79	05/21/2022	—	—
	05/22/2012	05/22/2012	2,500	—	8.79	05/21/2022	—	—
	05/28/2013	05/28/2013	—	—	—	—	870(1)	19,619
	05/27/2014	06/01/2014	—	—	—	—	1,218(2)	27,466
	05/27/2014	06/01/2014	—	—	—	—	2,813(3)	63,433
	05/26/2015	06/01/2015	—	—	—	—	4,688(4)	105,714
	05/26/2015	06/01/2015	—	—	—	—	1,874(5)	42,259
	06/28/2016	07/01/2016	—	—	—	—	10,000(6)	225,500
	06/28/2016	07/01/2016	—	—	—	—	2,812(7)	63,411

___________

(1)	12.5% of the total original award vested on November 1, 2013, and will vest every six months thereafter until fully vested.
(2)	25% of the total original award vested on June 1, 2014, and will vest every twelve months thereafter until fully vested.
(3)	12.5% of the total original award vested on December 1, 2014, and will vest every six months thereafter until fully vested.
(4)	12.5% of the total original award vested on December 1, 2015, and will vest every six months thereafter until fully vested.
(5)	25% of the total original award vested on June 1, 2015, and will vest every twelve months thereafter until fully vested.
(6)	12.5% of the total shares will vest on January 1, 2017, and will vest every six (6) months thereafter until fully vested.
(7)	25% of the total shares will vest on January 1, 2017, and will vest annually thereafter until fully vested.

STOCK VESTED IN FISCAL YEAR 2016

The following table presents the restricted stock units held by our Named Executive Officers that vested in 2016. Drs. Kibarian and Michaels held no restricted stock units that vested in 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Gregory C. Walker	9,715	158,825
Cornelis (Cees) Hartgring	11,158	179,585
KwangHyuan (KH) Kim	12,000	121,440

(1)

The values of the vested awards were determined based on the number of shares that vested multiplied by the per share closing sale price on the NASDAQ Global Market reported for the applicable vesting date.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2016.

Non-qualified Deferred Compensation

We did not maintain any non-qualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2016.

Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination of Employment

Except as described below for Mr. Walker, we have not entered into agreements with our NEOs that provide for severance or other special benefits upon any termination of our NEOs’ employment.

Pursuant to the employment agreement with Mr. Walker, in the event the Company terminates Mr. Walker’s employment at any time without “Cause” or “Disability” (as such terms are defined in the employment agreement), then subject to meeting certain criteria, he will be entitled to all of the following:

●

vesting acceleration of his then outstanding and unvested stock options and restricted stock as if he had provided continuous service to the Company for an additional 6 months after his separation date;

●	6 months of his then-current annual base salary, paid in accordance with the Company’s standard payroll procedures over a 6-month period;

●	a payment equal to 50% of the annual target bonus paid for the immediately preceding performance period; and,

●

the Company’s payment of the premiums for COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date that is 6 months following the separation date; or (2) the date Mr. Walker becomes covered under another employer’s health coverage plan.

The following table presents the estimated value and payments that Mr. Walker would have received had his employment terminated without Cause or Disability on the last business day of fiscal year 2016 (i.e. December 30, 2016).

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (termination at any time without cause or disability) ($)
Vesting acceleration of outstanding and unvested stock options	—
Vesting acceleration of outstanding and unvested restricted stock units	100,477	(1)
Base salary	165,000
50% of prior year’s annual target incentive bonus	—	(2)
Premiums for COBRA coverage	16,032
Total	281,509

(1)

This represents the value of accelerated stock units. The value was determined by multiplying the number of unvested shares subject to the restricted stock unit award that would have vested during the six months following December 30, 2016, by the closing market price of the Company’s common stock on December 30, 2016 ($22.55 per share), which was the last business day of the year.

(2)

Although, per his employment agreement, Mr. Walker’s annual target incentive bonus is equal to 70% of his base salary, Mr. Walker did not receive a cash bonus for the immediately preceding performance period.

Potential Payments Upon Change-in-Control

Pursuant to the employment agreement with Mr. Walker, if the Company undergoes a “Change in Control” any time after November 9, 2012, which was the 1 year anniversary of his start date, and at any time over the next 12 months following such Change of Control, his employment is terminated without “Cause” or he resigns with “Good Reason” (as such terms are defined in the employment agreement) and, provided Mr. Walker’s termination or resignation is a “separation from service” within the meaning of Internal Revenue Code Section 409A, then he will be entitled to all of the following:

●

vesting acceleration of his then outstanding and unvested stock options and restricted stock as if he had provided continuous service to the Company for an additional 12 months after his separation date;

●	12 months of then-current annual base salary, paid in accordance with the Company’s standard payroll procedures over a 12-month period;

●	a payment equal to 100% of the annual target bonus paid for the immediately preceding performance period; and

●

the Company’s payment of the premiums for COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date that is 12 months following the separation date; or (2) the date Mr. Walker becomes covered under another employer’s health coverage plan.

The following table presents the estimated value and payments that Mr. Walker would have received had his employment terminated without Cause or he resigned for Good Reason on the last business day of fiscal year 2016 (i.e. December 30, 2016) and a Change of Control had occurred within the twelve months prior.

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (change of control) ($)
Vesting acceleration of outstanding and unvested stock options	—
Vesting acceleration of outstanding and unvested restricted stock units	181,330	(1)
Base salary	330,000
100% of prior year’s annual target incentive bonus	—	(2)
Premiums for COBRA coverage	32,063
Total	543,393

(1)

This represents the value of accelerated stock units. The value was determined by multiplying the number of unvested shares subject to the restricted stock unit award that would have vested during the twelve months following December 30, 2016, by the closing market price of the Company’s common stock on December 30, 2016 ($22.55 per share), which was the last business day of the year.

(2)

Although, per his employment agreement, Mr. Walker’s annual target incentive bonus is equal to 70% of his base salary, Mr. Walker did not receive a cash bonus for the immediately preceding performance period.

The Company’s 2011 Stock Plan provides that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration. Additionally, under the 2011 Stock Plan, the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Plan participant is terminated in connection with or within a set time following such change in control.

The following table presents the estimated value that our Named Executive Officers would have realized in the hypothetical event a change in control of the Company had occurred on the last business day of 2016 (i.e. December 30, 2016) and the vesting of the restricted stock units held by them was accelerated in connection with such event. Drs. Kibarian, Kim, and Michaels did not hold any outstanding stock options or unvested restricted stock units as of December 30, 2016.

Name	Value of Accelerated Rights ($)
Gregory C. Walker	370,880	(1)
Cornelis (Cees) Hartgring	547,401	(1)

(1)

This represents the value of accelerated stock units. The value was determined by multiplying the number of unvested shares subject to the restricted stock unit award as of December 30, 2016, by the closing market price of the Company’s common stock on December 30, 2016 ($22.55 per share), which was the last business day of the year.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not compensated for serving on our Board of Directors.  Information regarding the compensation otherwise received by our directors, who are also executive officers, is provided above.  The Compensation Committee of the Board reviews director compensation periodically and recommends changes to the Board, when it deems them appropriate.  The following table describes the cash and equity components of director compensation program that was in effect for fiscal year 2016:

Compensation Element	Amount
Annual cash retainer	$36,000 for each non-employee director (1)

Annual equity award	Option to purchase 11,250 shares and 3,750 restricted stock units for each non-employee director (2) (3)

Additional annual cash retainer and equity award for Chairman of the Board	$30,000 plus an option to purchase 15,000 shares and 5,000 restricted stock units (1)(2)(3)

Additional annual cash retainer for Audit and Corporate Governance Committee	$12,000 (chair); $6,000 (member) (1)

Additional annual cash retainer for Compensation Committee	$10,000 (chair); $4,000 (member) (1)

Additional annual cash retainer for Nominating Committee	$5,000 (chair); $2,000 (member) (1)

New Director equity award (one-time)	Option to purchase shares and/or restricted stock units valued (as of date of award) at $160,000 (3) (4)

___________

(1)	All cash retainers are paid in four equal quarterly installments at the beginning of each calendar quarter.
(2)

These stock options and restricted stock units are targeted to be awarded on or around May 15th of each year. 50% of each such annual equity award made in 2016 was subject to the achievement of 2015 performance goals, as further described in the “Performance-Based Awards” section that follows this table. If, however, the annual grant amounts to non-employee directors set forth in the table would exceed 8% of total annual refresh/merit equity awards granted to employees and consultants (including grants to NEOs), then all non-employee director grants shall be adjusted down to comply with this limitation as further described in the section following this table titled “Allocation of Awards Between Employees and Directors.” Options vest with respect to 1/4th of the total shares subject to the option on the grant effective date and 1/48th of the total shares monthly after the grant effective date until fully vested. Restricted stock units vest with respect to 1/4th of the total shares on the grant effective date and 1/4th of the total shares subject to such award every anniversary of the grant effective date thereafter until fully vested.

(3)

The Board, in its sole discretion,  may award either stock options,  restricted stock units or any combination thereof as long as the total number of shares subject to such awards each year is equal to the total number of shares set forth herein, using a ratio of options to restricted stock units of 3 to 1.

(4)

These stock option and/or restricted stock unit awards are awarded at the time a new director is appointed or elected to the Board. Stock options, if any, will vest with respect to 1/48th of the total shares subject to the option on the grant effective date and each month thereafter until fully vested, and a restricted stock unit award, if granted, will vest with respect to 1/8th of the total shares subject to such award every 6 months after the grant effective date until fully vested.

Performance-Based Awards

50% of each director’s annual equity opportunity (a director’s “PPCP Compensation”) is subject to the achievement of the goals established for the PPCP (the remaining 50% of each director’s annual equity opportunity is not subject to performance conditions). The revenue and profitability goals applicable to each director’s performance-based equity awards made in 2016 based on 2015 performance are as follows:

Percent of 2015		2015 Company Goals
PPCP Compensation	Measure	Threshold (30% payout)	Target (75% Payout)	Maximum (100% Payout)
50%	Revenue Growth (year-over-year)	≥ 12% (≥$112.3M in 2015)	≥16% (≥$115.8M in 2015)	≥19% (≥$119.4M in 2015)
50%	EBITDAR Profitability(1)	>25.5% of revenue	>32.7% of revenue	>42.7% of revenue

___________

(1)

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2015, we reported revenues of $97,977,000 and GAAP net income of $12,407,000 and calculated EBITDAR of $32,540,000.  EBITDAR is calculated as GAAP net income of $12,407,000 adjusted by $9,756,000 of stock-based compensation, $(1,892,000) of previously impaired deferred costs, $176,000 of amortization of acquired technology, $196,000 of amortization of acquired intangibles, $835,000 of acquisition costs, $500,000 of acquisition related contingent earn-out, $901,000 acquisition related deferred revenue adjustment, $2,646,000 of depreciation expense and $7,015,000 of income tax expense.

In February 2016, the Compensation Committee reviewed the Company’s 2015 performance against the specific goals described above.   The Company’s performance did not meet any of the revenue goals, with 2015 revenue at $97.977 million, a slight decrease when compared to 2014 revenue; however, the “threshold” EBITDAR goal was achieved, with a 2015 EBITDAR of 32.3%.

In May 2014, the Compensation Committee clarified that the above annual awards are only available to continuing directors as of the award date, which directors served as directors at the end of the performance period under review. In other words, new directors are not eligible for the annual award. In June 2016, based on the above, Messrs. Lanza and Bronson were awarded 12,031 and 5,156 restricted stock units, respectively, with grant effective dates of July 1, 2016. Since the annual performance-based awards are granted based on performance against the goals for the prior year, they are 25% vested upon issuance.  The remaining 75% of the annual performance-based awards are subject to further service-based vesting such that (a) options will vest 1/48th of the total shares subject to such option monthly after the grant effective date for the following 3 years; and, (b) restricted stock units will vest in equal installments on each annual anniversary of the grant effective date for the following 3 years. In November 2016, Prof. Iansiti was awarded 7,782 restricted stock units with a grant effective date of December 1, 2016, in connection with his initial appointment to the Board of Directors. The aggregate fair value of these equity awards are set forth in the “Director Compensation” table below.

Share Ownership Guidelines

Each non-employee director is required to own shares of our common stock having value equal to at least three times the non-employee director’s regular cash Board retainer. Non-employee directors will have five years from the date of election or appointment to attain such ownership levels (or until May 27, 2016, five years from May 27, 2011 (the date of adoption of the program) for the directors initially elected or appointed before such date). For purposes of these guidelines, a non-employee director’s share ownership includes all shares of the Company’s common stock owned by such non-employee director outright or held in trust for the non-employee director and his or her immediate family, but not a non-employee director’s unvested or unexercised equity (i.e. unvested restricted stock or stock unit awards or outstanding stock options). The value of shares shall be measured as the greater of the then current market price or the closing price of the Company’s common stock on the acquisition date. Each non-employee director has satisfied the requirements or still has time remaining to meet the requirements.

Allocation of Awards Between Employees and Directors

Total options and restricted stock or stock unit awards grants to non-employee directors shall not exceed 8% of the total annual refresh/merit equity awards granted to employees and consultants (including grants to Named Executive Officers). If the above grants to the non-employee directors set forth in the director compensation program would otherwise exceed such limit, then all non-employee director grants shall automatically be adjusted down by an equal percentage to comply with this limitation.

Our non-employee directors received the following compensation during the fiscal year ended December 31, 2016:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (2)	Total ($)
Joseph R. Bronson	54,000	72,906	—	126,906
Marco Iansiti	13,500	170,815	—	184,315
Lucio Lanza	81,000	170,118	—	251,118

___________

(1)

The amounts reported in this column reflect the aggregate grant effective date fair value for financial statement reporting purposes for the restricted stock units granted in 2016 as determined in accordance with the FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual value that may be realized by our non-employee directors. For information on the assumptions used in valuing these restricted stock units, refer to the Note to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2016 titled “Stockholder’s Equity.” The outstanding and unvested restricted stock units held by each non-employee director at the end of 2016 were: Prof. Iansiti (7,782); Mr. Lanza (19,194); and Mr. Bronson (9,731).

(2)	The numbers of outstanding stock options held by each non-employee director at the end of 2016 were: Mr. Lanza (187,500).

We entered into acceleration agreements (each, an “Acceleration Agreement”) with Mr. Lanza on November 17, 2005, Mr. Bronson on May 27, 2014, and with Prof. Iansiti on April 11, 2017. Pursuant to each Acceleration Agreement all of the stock options to purchase shares of the Company’s common stock that have been granted or will be granted to each of the aforementioned directors will become vested and exercisable in full in the event of a change in control of the Company. Each of the acceleration agreements will generally remain in effect until terminated by the Company or, if earlier, the date a director ceases to provide services to the Company.

OTHER MATTERS

The Board knows of no other business that will be presented to the Annual Meeting.  If any other business is properly brought before the Annual Meeting, the enclosed proxy will be voted in respect thereof as the proxy holders deem advisable.

It is important that the enclosed proxies be returned promptly and that your shares are represented at the Annual Meeting.  Stockholders are urged to mark, date, execute and promptly return the enclosed proxy card in the enclosed envelope or access the proxy materials online, indicate your choices and submit them on the Internet.

By Order of the Board of Directors,

/s/ Peter Cohn
PETER COHN

Secretary

San Jose, California

April 14, 2017

APPENDIX A

FOURTH AMENDED AND RESTATED

2011 STOCK INCENTIVE PLAN

PDF SOLUTIONS, INC.

FOURTH AMENDED AND RESTATED

2011 STOCK INCENTIVE PLAN

SECTION 3.	ADMINISTRATION		3
	(a)	Committee Composition	3
	(b)	Authority of the Committee	4
	(c)	Indemnification	4

SECTION 4.	GENERAL		4
	(a)	General Eligibility	4
(b)	Incentive Stock Options	4
(c)	Restrictions on Shares	4
(d)	Beneficiaries	4
(e)	Performance Conditions	5
(f)	No Rights as a Stockholder	5
(g)	Termination of Service	5

SECTION 5.	SHARES SUBJECT TO PLAN AND SHARE LIMITS		5
	(a)	Basic Limitation	5
	(b)	Additional Shares	5
	(c)	Dividend Equivalents	6
	(d)	Share Limits	6
		(i) Limits on Options	6
		(ii) Limits on SARs	6
		(iii) Limits on Stock Grants and Stock Units	6

SECTION 6.	TERMS AND CONDITIONS OF OPTIONS		6
	(a)	Stock Option Agreement	6
	(b)	Number of Shares	6
	(c)	Exercise Price	6
	(d)	Exercisability and Term	6
	(e)	Payment for Option Shares	6
		(i) Surrender of Stock	6
		(ii) Cashless Exercise	6
		(iii) Other Forms of Payment	6
	(f)	Modifications or Assumption of Options	7
	(g)	Assignment or Transfer of Options	7

SECTION 7.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS		7
	(a)	SAR Agreement	7
	(b)	Number of Shares	7
	(c)	Exercise Price	7
	(d)	Exercisability and Term	7
	(e)	Exercise of SARs	7
	(f)	Modification or Assumption of SARs	8
	(g)	Assignment or Transfer of SARs	8

SECTION 8.	TERMS AND CONDITIONS FOR STOCK GRANTS.		8
	(a)	Time, Amount and Form of Awards	8
	(b)	Stock Grant Agreement	8
	(c)	Payment for Stock Grants	8
	(d)	Vesting Conditions	8
	(e)	Assignment or Transfer of Stock Grants	8
	(f)	Voting and Dividend Rights	8
	(g)	Modification or Assumption of Stock Grants	8

SECTION 9.	TERMS AND CONDITIONS OF STOCK UNITS		9
	(a)	Stock Unit Agreement	9
	(b)	Number of Shares	9
	(c)	Payment for Awards	9
	(d)	Vesting Conditions	9
	(e)	Form and Time of Settlement of Stock Units	9
	(f)	Voting and Dividend Rights	9
	(g)	Creditors’ Rights	9
	(h)	Modification or Assumption of Stock Units	9
	(i)	Assignment or Transfer of Stock Units	9

SECTION 10.	PROTECTION AGAINST DILUTION		10
	(a)	Adjustments	10
	(b)	Participant Rights	10
	(c)	Fractional Shares	10

SECTION 11.	EFFECT OF A CHANGE IN CONTROL		10
	(a)	Change in Control	10
	(b)	Acceleration	10
	(c)	Dissolution	10

SECTION 12.	LIMITATIONS ON RIGHTS		10
	(a)	Participant Rights	10
	(b)	Stockholders’ Rights	11
	(c)	Regulatory Requirements	11

SECTION 13.	TAXES		11
	(a)	General	11
	(b)	Share Withholding	11

SECTION 14.	DURATION AND AMENDMENTS		11
	(a)	Term of the Plan	11
	(b)	Right to Amend or Terminate the Plan	11

PDF SOLUTIONS, INC.

FOURTH AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

SECTION 1. INTRODUCTION

On November 16, 2011, the original 2011 Stock Incentive Plan became effective upon approval by the Company’s stockholders (the “Effective Date”). On May 28, 2013, the stockholders approved the First Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit.  On May 27, 2014, the stockholders approved the Second Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On May 31, 2016, the stockholders approved the Third Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. On April 11, 2017, the Board of Directors adopted this Fourth Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. The term of this plan is extended to be ten years from the date our stockholders are expected to approve it on May 30, 2017.

The purpose of this Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).  Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS

(a)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b)	“Award” means an Option, SAR, Stock Grant or Stock Unit.
(c)

“Award Agreement” means any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement or the online grant summary, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant or Optionee.

(d)	“Board” means the Board of Directors of the Company, as constituted from time to time.
(e)

“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment of the aggregate Exercise Price and/or satisfaction of any applicable tax obligations may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares subject to an Option and to deliver all or part of the sale proceeds to the Company.

(f)

“Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award Agreement, (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or material violation of a written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company.  The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant.  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12(a), and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(g)	“Change in Control” means the consummation of any of the following transactions:
(i)	The sale of all or substantially all of the Company’s assets;
(ii)

The merger of the Company with or into another corporation in which securities possessing more than 50% of the total combined voting power of the Company are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

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(iii)

The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders accept.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(h)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(i)	“Committee” means a committee described in Section 3.
(j)	“Common Stock” means the Company’s common stock.
(k)	“Company” means PDF Solutions, Inc., a Delaware corporation.
(l)	“Contractor” means an individual who provides bona fide services directly to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee, Director or Non-Employee Director.
(m)	“Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).
(n)	“Director” means a member of the Board who is also an Employee.
(o)

“Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(p)	“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)

“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  ”Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(s)

“Fair Market Value” means the market price of a Share as determined in good faith by the Committee.  Such determination shall be conclusive and binding on all persons.  The Fair Market Value shall be determined by the following:

(i)

If the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the NASDAQ National Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii)

if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists.  If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

(t)	“Fiscal Year” means the Company’s fiscal year.
(u)	“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(v)	“Key Service Provider” means an Employee, Director, Non-Employee Director or Contractor who has been selected by the Committee to receive an Award under the Plan.
(w)	“Non-Employee Director” means a member of the Board who is not an Employee.
(x)	“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(y)	“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.
(z)	“Optionee” means an individual, estate or other entity that holds an Option.
(aa)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb)	“Participant” means an individual or estate or other entity that holds an Award.

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(cc)

“Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates or operating units.  Awards issued to persons who are not Covered Employees may take into account other factors.

(dd)

“Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion.  The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ee)	“Plan” means this Amended and Restated 2011 Stock Incentive Plan as it may be amended from time to time.
(ff)

“Re-Price” means that the Company has repriced outstanding Options and/or outstanding SARs by lowering or reducing the Exercise Price of such Awards or has implemented an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for cash, an Option, a SAR or other Award.

(gg)	“SAR Agreement” means the agreement described in Section 7 evidencing a Stock Appreciation Right.
(hh)	“SEC” means the Securities and Exchange Commission.
(ii)	“Section 16 Persons” means those officers, directors or other persons who are subject to the requirement of Section 16 of the Exchange Act.
(jj)	“Securities Act” means the Securities Act of 1933, as amended.
(kk)

“Service” means service as an Employee, Director, Non-Employee Director or Contractor.  A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  Further, unless otherwise determined by the Committee, a Participant’s Service will not terminate merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(ll)	“Share” means one share of Common Stock.
(mm)	“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.
(nn)	“Stock Grant” means Shares awarded under the Plan.
(oo)	“Stock Grant Agreement” means the agreement described in Section 8 evidencing a Stock Grant.
(pp)	“Stock Option Agreement” means the agreement described in Section 6 evidencing an Option.
(qq)	“Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan.
(rr)	“Stock Unit Agreement” means the agreement described in Section 9 evidencing a Stock Unit.
(ss)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(tt)

“10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3. ADMINISTRATION

(a)

Committee Composition.  The Board or a Committee appointed by the Board shall administer the Plan.  The Committee shall generally have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).  However, the Board may also appoint one or more separate Committees, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Service Providers and may determine all terms of such Awards.  Members of any such Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

3

Notwithstanding the foregoing, the Board shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

The Board and any Committee appointed to administer the plan is referred to herein as the “Committee”.

(b)

Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan.  Such actions shall include:

(i)	selecting Key Service Providers who are to receive Awards under the Plan;
(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards;
(iii)	amending any outstanding Awards;
(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)	interpreting the Plan and any Award Agreement;
(vi)	correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;
(vii)	adopting such rules or guidelines as it deems appropriate to implement the Plan;
(viii)	making all other decisions relating to the operation of the Plan; and
(ix)

adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its Parent, Subsidiaries and Affiliates who reside outside of the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)

Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL

(a)	General Eligibility. Only Employees, Directors, Non-Employee Directors and Contractors shall be eligible to participate in the Plan.

(b)

Incentive Stock Options.  Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c)

Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such vesting conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

(d)

Beneficiaries.  Unless stated otherwise in an Award Agreement and then only to the extent permitted by applicable law, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

4

(e)

Performance Conditions.  The Committee may, in its discretion, include performance conditions in an Award.  If performance conditions are included in Awards to Covered Employees and such Awards are intended to qualify as “performance-based compensation” under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals with respect to a Performance Period established by the Committee.  Such Awards shall be granted and administered pursuant to the requirements of Code Section 162(m).  Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.  Awards with performance conditions that are granted to Key Service Providers who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(f)

No Rights as a Stockholder.  A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)

Termination of Service.  Unless the applicable Award Agreement or, with respect to a Participant who resides in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the maximum term of the Option and/or SAR as applicable): (i) upon a termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration; (ii) if Service is terminated for Cause, then all unexercised Options and/or SARs, unsettled portions of Stock Units and unvested portions of Stock Grants shall terminate, and/or be forfeited immediately without consideration; (iii) if Service is terminated for any reason other than for Cause, death or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within ninety (90) days (inclusive) after the date of such termination; or (iv) if Service is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six (6) months (inclusive) after the date of such termination.

SECTION 5.     SHARES SUBJECT TO PLAN AND SHARE LIMITS

(a)

Basic Limitation.  The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares.  Subject to adjustment as set forth hereinafter and pursuant to Section 10, the aggregate number of Shares reserved for Awards under the Plan is 9,050,000 Shares, plus up to 3,500,000 Shares previously issued under the Company’s 2001 Stock Option Plan (the “2001 Plan”) that are forfeited or repurchased by the Company or Shares subject to awards previously issued under the 2001 Plan that expire or that terminate without having been exercised or settled in full on or after November 16, 2011. In case of Awards other than Options or SARs, the aggregate number of Shares reserved under the Plan shall be decreased at a rate of 1.33 per Share issued pursuant to such Awards.

(b)

Additional Shares.  If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan (for purposes of clarity, if the Share reserve is reduced by 1.33 Shares per Share subject to Awards granted under the Plan other than Options or SARs, then the Share reserve shall be increased by 1.33 times the number of Shares subject to such Awards that are so forfeited or terminated).  Further, if Shares acquired pursuant to any such Award are forfeited to or repurchased by the Company, such Shares shall return to the Plan and again be available for issuance pursuant to the Plan, provided that, in the case of Awards other than Options or SARs, 1.33 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.  SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs.  Shares subject to an Option or SAR that are retained by the Company to pay withholding taxes shall be deducted from the Plan Share reserve and shall not become available again for issuance under the Plan.  Shares subject to Awards other than an Option or SAR that are retained by the Company to pay withholding taxes shall not be deducted from the Plan Share reserve and shall become available again for issuance under the Plan. Shares subject to an Option that are deducted by the Company to pay the exercise price of the Option shall be deducted from the Plan Share reserve and shall not become available again for issuance under the Plan. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under the Plan.

5

(c)	Dividend Equivalents. Any dividend equivalents settled in cash distributed under the Plan shall not reduce the number of Shares available for Awards.

(d)	Share Limits.

(i)

Limits on Options.  No Key Service Provider shall receive Options during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.  The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(ii)	Limits on SARs. No Key Service Provider shall receive SARs during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(iii)

Limits on Stock Grants and Stock Units.  No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

(a)

Stock Option Agreement.  Each Option granted under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Optionee. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.

(b)	Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment in accordance with Section 10.

(c)

Exercise Price.  Each Stock Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee and is subject to adjustment in accordance with Section 10.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for an ISO granted to a 10-Percent Stockholder) on the date of grant.

(d)

Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e).  The Stock Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed ten (10) years from the date of grant.  A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or other events.  Notwithstanding any other provision of the Plan or the Stock Option Agreement, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e)	Payment for Option Shares. The Exercise Price of an Option shall be paid in cash at the time of exercise, except as follows and if so provided for in the applicable Stock Option Agreement:

(i)

Surrender of Stock.  Payment of all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings).

(ii)	Cashless Exercise. Payment of all or a part of the Exercise Price may be made through Cashless Exercise.

(iii)	Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

6

In the case of an ISO granted under the Plan, except to the extent permitted by applicable law, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(e).

(f)

Modifications or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.  Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options.

(g)

Assignment or Transfer of Options.  Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee.  No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a)

SAR Agreement.  Each SAR granted under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b)	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number is subject to adjustment in accordance with Section 10.

(c)

Exercise Price.  Each SAR Agreement shall specify the Exercise Price, which is subject to adjustment in accordance with Section 10.  A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.  The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of grant.

(d)

Exercisability and Term.  Each SAR Agreement, to which such agreement refers, shall specify the date when all or any installment of the SAR is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e).  The SAR Agreement shall also specify the maximum term of the SAR which shall not exceed ten (10) years from the date of grant.  A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or other events.  SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited.  A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO.  Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

(e)

Exercise of SARs.  If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any vested portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such vested portion.  Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion.  The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

7

(f)

Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price.  Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs.

(g)

Assignment or Transfer of SARs.  Except as otherwise provided in the applicable SAR Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant.  No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS

(a)

Time, Amount and Form of Awards.  Awards under this Section 8 may be granted in the form of a Stock Grant.  A Stock Grant may be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b)

Stock Grant Agreement.  Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant.  Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement.  The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c)	Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d)

Vesting Conditions.  Each Stock Grant may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e).  A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)

Assignment or Transfer of Stock Grants.  Except as otherwise provided in the applicable Stock Grant Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no unvested Stock Grant shall be transferable other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Grant Agreement, no unvested Stock Grant or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 8(e) shall be void.

(f)

Voting and Dividend Rights.  The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant.  Such additional Shares and any Shares received as a dividend pursuant to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid.  Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g)

Modification or Assumption of Stock Grants.  Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares.  Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

8

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS

(a)

Stock Unit Agreement.  Each Stock Unit granted under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)	Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit pertains, which number is subject to adjustment in accordance with Section 10.

(c)	Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d)

Vesting Conditions.  Each Stock Unit may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e).  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)

Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

(f)

Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(g)

Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)

Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares.  Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i)

Assignment or Transfer of Stock Units.  Except as provided in the applicable Stock Unit Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), Stock Units shall not be transferable other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Unit Agreement, no Stock Unit or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 9(i) shall be void.

9

SECTION 10. PROTECTION AGAINST DILUTION

(a)

Adjustments.  In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i)	the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)	the limits on Awards specified in Section 5;

(iii)	the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv)	the Exercise Price under each outstanding SAR or Option.

(b)

Participant Rights.  Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)

Fractional Shares.  Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares.  Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL

(a)

Change in Control.  In the event that the Company is a party to a Change in Control, outstanding Awards shall be subject to the applicable agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b)

Acceleration.  Notwithstanding the foregoing, the Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become vested and exercisable, in full or in part, in the event that the Company is a party to a Change in Control and a Participant is terminated in connection with or within a set time following such Change in Control.

(c)	Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 12. LIMITATIONS ON RIGHTS

(a)

Participant Rights.  A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award.  By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards.  Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate.  The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and any applicable written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

10

(b)

Stockholders’ Rights.  Except as provided in Section 9(f), a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 9(f) and 10.

(c)

Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. TAXES

(a)

General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations or other required deductions that arise in connection with his or her Award.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)

Share Withholding.  The Committee may permit a Participant to satisfy all or part of his or her tax obligations by Cashless Exercise, by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for the minimum duration necessary to avoid financial accounting charges under applicable accounting guidance or as otherwise permitted by the Company in its sole and absolute discretion.  Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.

SECTION 14. DURATION AND AMENDMENTS

(a)

Term of the Plan.  The Plan shall become effective upon its approval by the Company’s stockholders.  The Plan shall terminate on May 29, 2027, and may be terminated on any earlier date pursuant to this Section 14.

(b)

Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason.  Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan.  No Awards shall be granted under the Plan after the Plan’s termination.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules

11

PDF SOLUTIONS®

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 a.m. Pacific Time, May 29, 2017.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/PDFS**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals 2, 3 and 4, and every 1 Year for Proposal 5.

1. Election of Directors:

	For	Withhold
01 - Joseph R. Bronson	☐	☐
02 - Marco Iansiti	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. To advise, by non-binding vote, on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

And, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 3 2 3 3 9 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02L9DC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PDF Solutions, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2017

The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2017, and hereby appoints John K. Kibarian and Gregory C. Walker, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Tuesday, May 30, 2017, at 10:00 a.m. PDT, at PDF Solutions, Inc., 333 West San Carlos Street, Suite 1000, San Jose, CA 95110, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on Tuesday, May 30, 2017, at 10:00 a.m. You can view the proxy statement and our Annual Report to Stockholders for the year ended December 31, 2016, at http://ir.pdf.com/sec.cfm.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4, AND EVERY 1 YEAR FOR PROPOSAL 5, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY.